Exhibit 10.1
_________________________________________________________________________________
PenLark, L.P.,
as Landlord
and
GoPro, Inc., a Delaware corporation
as Tenant

_________________________
LEASE AGREEMENT
_________________________
Dated: April 16, 2026
2855 Campus Drive
San Mateo, California

_______________________________________________________________________________

TABLE OF CONTENTS

ARTICLE	Page
Article 1	Reference Data and Definitions ...................................................................... 1
Article 2	Premises and Term ........................................................................................... 4
Article 3	Rent and Security Deposit ................................................................................ 6
Article 4	Tenant’s Share of Operating Costs and Taxes ................................................. 7
Article 5	Completion and Occupancy of Premises ....................................................... 12
Article 6	Conduct of Business By Tenant ..................................................................... 12
Article 7	Common Area ................................................................................................ 16
Article 8	Repairs, Alterations and Mechanics’ Liens ................................................... 17
Article 9	Utilities and Building Services ...................................................................... 20
Article 10	Property and Other Taxes .............................................................................. 22
Article 11	Insurance and Indemnity ................................................................................ 23
Article 12	Damage By Casualty....................................................................................... 27
Article 13	Eminent Domain ............................................................................................ 28
Article 14	Rights Reserved To Landlord ........................................................................ 30
Article 15	Assignment and Subletting ............................................................................ 31
Article 16	Bankruptcy ..................................................................................................... 33
Article 17	Default............................................................................................................. 33
Article 18	Surrender ........................................................................................................ 36
Article 19	Holding Over .................................................................................................. 37
Article 20	Remedies Cumulative .................................................................................... 37
Article 21	Estoppel Certificate, Subordination, Attornment............................................ 37
Article 22	Quiet Enjoyment ............................................................................................ 38
Article 23	Notices ........................................................................................................... 39
Article 24	Miscellaneous Provisions................................................................................ 39

EXHIBITS
Exhibit A:	Floor Plan Showing Premises
Exhibit B:	Work Letter Agreement
Exhibit C:	Rules and Regulations
Exhibit D:	Moving and Delivery Regulations

LEASE
This Lease is made between Landlord and Tenant named in Article l as of the date set forth therein. Landlord and Tenant, in consideration of the covenants and agreements contained herein, agree as follows:
ARTICLE I
REFERENCE DATA AND DEFINITIONS
The following are definitions of terms used in this Lease, and each reference in this Lease to any of the following terms shall be construed to refer to the data, terms, covenants and provisions stated for that subject in this Article 1, subject to the terms of the balance of this Lease. This Article 1 also sets forth certain terms and conditions of the Lease.

Date of This Lease:	April 16, 2026
Landlord:	PenLark, L.P., a California limited partnership
Landlord’s Address:	PenLark, L.P. c/o Pell Development Company 100 Smith Ranch Road, Suite 325 San Rafael, CA 94903 Attention: Karen Pell Email: Karen@pelldev.com
Tenant:	GoPro, Inc., a Delaware corporation

Lease GoPro 4.16.26

Tenant’s Address:
Prior to the Commencement Date:

GoPro, Inc.
3025 Clearview Way
San Mateo, CA 94402
Attention: General Counsel
Email: legal@gopro.com

With a copy to:

GoPro, Inc.
3025 Clearview Way
San Mateo, CA 94402
Attention: Senior Director, Workplace
Email: dbirkett@gopro.com

After the Commencement Date:

GoPro, Inc.
2855 Campus Drive, Suite 300
San Mateo, CA 94403
Attention: General Counsel
Email: legal@gopro.com

With a copy to:

GoPro, Inc.
2855 Campus Drive, Suite 300
San Mateo, CA 94403
Attention: Senior Director, Workplace
Email: dbirkett@gopro.com

Premises:
Suite 300, located on the third Floor of the Building, substantially as shown on Exhibit A. For all purposes under this Lease, the Premises are agreed to contain a total of 25,000 rentable square feet, as previously measured by Landlord in accordance with ANSI/BOMA Z65.1 2010, and shall not be subject to remeasurement.

Land:	The parcel or parcels of land on which the Building and the Common Area are located.
Building:	2855 Campus Drive, San Mateo, California

Lease GoPro 4.16.26

Property:	The Land, the Building and all other buildings and improvements located on the Land, including, without limitation, parking areas, driveways, walkways and landscaped areas.
Commencement Date:	January 1, 2027
Expiration Date:	December 31, 2031
Term:	That period of time commencing on the Commencement Date and ending on the Expiration Date.

Monthly Fixed Rent:

Period of Term	Monthly Fixed Rent
January 1, 2027 – December 31, 2027:	$87,500 per month
January 1, 2028 – December 31, 2028:	$90,125.00 per month
January 1, 2029 – December 31, 2029:	$92,828.75 per month
January 1, 2030 – December 31, 2030:	$95,613.61 per month
January 1, 2031 – December 31, 2031:	$98,482.02 per month
Prepaid Rent:	Concurrently with the execution and delivery of this Lease, Tenant shall pay to Landlord the installment of Monthly Fixed Rent in the amount of $87,500.00.
Tenant’s Proportionate Share:	33.33% [Building has approximately 75,000 rentable square feet, as previously measured by Landlord in accordance with ANSI/BOMA Z65.1 2010,]
Default Rate:	The lesser of ten percent (10%) per annum or the maximum rate of interest permitted by law.
Base Year:	Calendar year 2027
Security Deposit:	$1,062,500.00.
Signage:
Subject to compliance with all Applicable Laws (as defined in Section 6.2), Landlord shall provide Building Standard monument signage, lobby identification signage and suite signage. Such signage shall be fabricated and installed by Landlord, at Tenant’s sole cost and expense, which Tenant shall pay to Landlord upon demand.

Lease GoPro 4.16.26

Parking:
Tenant shall have the nonexclusive use of 3.5 parking spaces for each 1,000 square feet of rentable area in the Premises, on a non-reserved basis. Tenant shall abide by all rules and regulations prescribed from time to time by Landlord. Landlord specifically reserves the right to change the size, configuration, design and layout of the parking area Landlord shall in no event be responsible for any loss or damage to any vehicle or other property or for any injury to any person in connection with the use of such parking spaces.

Normal Business Hours:	7:00 am to 6:00 pm, Monday through Friday (excluding State and Federal holidays).
Brokers:	Landlord’s Broker: Mike Moran of CBRE, Inc., and Clarke Funkhouser of Jones Lang LaSalle Tenant’s Broker: Rich Branning, Scott Miller, and Chris Owusu of Jones Lang LaSalle

ARTICLE II
PREMISES AND TERM
2.1 Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this Lease. Subject to all Applicable Laws (as defined in Section 6.2) and subject to the other terms and conditions of this Lease, Tenant shall have access to and the right to use the Premises 24 hours per day, seven days per week.
2.2 Term. The Term shall commence on the Commencement Date and shall end, unless sooner terminated or extended as herein provided or pursuant to law, at the close of business on the Expiration Date. Subject to the remainder of this Section, Tenant’s obligation to pay Fixed Rent shall commence on the Commencement Date, but, notwithstanding any other provision of this Lease, all of the terms and conditions of this Lease shall be binding and effective as of the date Landlord delivers possession of the Premises to Tenant. Subject to Section 3.4, Landlord shall deliver possession of the Premises to Tenant on or before September 1, 2026 for purposes of Tenant’s construction of the Tenant’s Work, installation of furniture and equipment, installation of cabling and wiring, and, at Tenant’s discretion, beneficial early occupancy. All of Tenant’s covenants, duties and obligations under this Lease (including without limitation, insurance, and indemnification obligations) shall commence, and all of the terms and conditions of this Lease shall be binging and effective, as of the date Landlord delivers possession of the Premises to Tenant, notwithstanding that the Commencement Date shall not yet have occurred; provided, however, that Tenant’s obligation to commence paying Monthly Fixed Rent shall commence on the date specified in the Fixed Rent Schedule (or such earlier date that Tenant commences business operations in the Premises). If the Tenant’s obligation to commence paying rent commences earlier than the Commencement Date because the Tenant commences business operations in the Premises, Monthly Fixed Rent for such period prior to the

Lease GoPro 4.16.26

Commencement Date shall be at the same rate as Monthly Fixed Rent for the month of January 2027 as set forth above.
    2.3     Intentionally Omitted.
    2.4     Right of First Offer.
(A)    ROFO. During the initial Term that ends on December 31, 2031, Tenant shall have a one-time of first offer (“ROFO”) to lease each space that becomes available for lease on the First Floor and Second Floor of the Building after the date of this Lease (each, a “ROFO Space”), on the terms and conditions contained in this Section 2.4, and subject to all of the following conditions and limitations:
(1)    The ROFO shall terminate and be null and void if Tenant assigns this Lease (other than pursuant to a Permitted Transfer) or sublets all or any portion of the Premises;
(2)    The ROFO shall terminate and be null and void upon any Event of Default by Tenant under this Lease;
(3)    The ROFO is subject and subordinate to any and all rights granted by Landlord or asserted by others with respect to all or any portion of the ROFO Space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights);
(4)    The ROFO is subject and subordinate to Landlord’s right to extend or renew any then existing lease of the ROFO Space or otherwise to lease all or any portion of the ROFO Space to any tenant, subtenant or other occupant of such space.
(B)    Exercise of ROFO. The ROFO may be exercised only with respect to: (i) the ROFO Space that has been previously leased and becomes vacant during the initial Term of this Lease (which expires on December 31, 2031) following the expiration or other termination of such previous lease, and (ii) all of the ROFO Space offered in Landlord’s Offer Notice. If any ROFO Space becomes available during the initial Term, then Landlord shall give Tenant a written notice (“Landlord’s Offer Notice”) offering to lease the portion of the ROFO Space then available to Tenant at the same rent and on the same terms that Landlord intends to offer to other prospective tenants. Tenant shall have 15 days following receipt of Landlord’s Offer Notice within which to notify Landlord in writing of its intention to lease the ROFO Space referenced in Landlord’s Offer Notice, and such notice, if given by Tenant, shall constitute an acceptance of Landlord’s terms for the lease of the ROFO Space referenced in Landlord’s Offer Notice. If Tenant fails to exercise the ROFO within such 15-day period, then the ROFO shall forever terminate and lapse with respect to the ROFO Space referenced in Landlord’s Offer Notice. If Tenant duly exercises the ROFO, then the ROFO Space referenced in Landlord’s Offer Notice shall be leased to Tenant on the same terms and conditions as are contained in this Lease except for the economic and other terms specifically set forth in Landlord’s Offer Notice, and the parties shall execute an amendment to this Lease to include the ROFO Space referenced

Lease GoPro 4.16.26

in Landlord’s Offer Notice in the Premises, to increase the rent and other amounts payable by Tenant, to increase Tenant’s Proportionate Share, and otherwise to provide for the leasing of the ROFO Space referenced in Landlord’s Offer Notice on such terms; provided, however, that Tenant’s lease of the ROFO space referenced in Landlord’s Offer Notice shall not include any economic concessions contained in this Lease unless Landlord’s Offer Notice expressly provides for such economic concessions. The term of Tenant’s lease of the ROFO Space referenced in Landlord’s Offer Notice shall be coterminous with Tenant’s lease of the Premises under this Lease, provided, however, that if at the time of Landlord’s Offer Notice there are fewer than two full years remaining in the Term of this Lease, then Landlord shall have the right, but not the obligation (with Tenant having the obligation to request Landlord to exercise or waive such right), as a condition to Tenant’s right to exercise the ROFO, to require Tenant to either (as elected by Landlord): (i) exercise its Option under Section 2.3, if Tenant has a remaining Option under Section 2.3 and the period for exercise of the Option has not passed; or (ii) if Tenant has no remaining Option under Section 2.3 or the period for exercise of the Option has passed, Tenant must elect to extend the Term of this Lease by an additional five (5) years, at the rate of Fixed Rate set forth in Landlord’s Offer Notice (with additional rent increases specified by Landlord, if Landlord’s Offer Notice does not cover the entire 5-year period).

ARTICLE III
RENT AND SECURITY DEPOSIT
3.1 Fixed Rent. Tenant shall pay to Landlord, without any prior demand and without any offset, deduction or set-off whatsoever, the Monthly Fixed Rent set forth in Article 1, in advance on the first day of each and every calendar month during the Term.
    3.2     Additional Rent. Any sums or charges to be paid by Tenant pursuant to the provisions of this Lease, other than the Monthly Fixed Rent, shall be designated as “Additional Rent.” Landlord shall have the same rights against Tenant for default in payment of Additional Rent as for default in payment of the Monthly Fixed Rent. As used in this Lease, the term “Rent” shall mean the Monthly Fixed Rent and Additional Rent.

    3.3     Past Due Rent.
(A)    If Tenant shall fail to pay any installment of Rent when due, then Tenant shall pay to Landlord, upon demand, a late charge (the “Late Charge”) equal to five percent (5%) of the amount due. The parties agree that the amount of such Late Charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of Rent by Tenant.
(B)    Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the Default Rate from the date such payment is due, until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. The parties agree that the payment of interest and the payment of Late Charges are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of Late Charges is to compensate

Lease GoPro 4.16.26

Landlord for its additional administrative expenses in handling and processing delinquent payments.
3.4 Security Deposit. Tenant shall deposit with Landlord, and throughout the Term shall keep on deposit with Landlord, the Security Deposit in the amount set forth in Article 1 as security for the payment by Tenant of the Rent and for the faithful performance and observance of all of the terms, conditions and covenants of this Lease. The Security Deposit will be delivered to Landlord (a) Five Hundred Thirty-One Thousand Two Hundred Fifty Dollars ($531,250.00) within three (3) business days after the full execution and delivery of this Lease; and (b) Five Hundred Thirty-One Thousand Two Hundred Fifty Dollars ($531,250.00) by August 15, 2026. If Tenant has not delivered the full amount of the Security Deposit to Landlord by August 15, 2026, Landlord shall not be required to tender possession of the Premises to Tenant unless and until Landlord has received the full amount of the Security Deposit and such shall not delay the Commencement Date nor permit the Tenant with any rights or remedies with respect to Landlord failing or refusing to tender possession of the Premises to Tenant pursuant to the terms of this Lease. Landlord shall not be obligated to keep the Security Deposit as a separate fund, but may commingle the Security Deposit with Landlord’s own funds. If at ant time Tenant shall fail to pay any amount payable pursuant to this Lease, or shall fail to perform any obligation required to be performed pursuant to this Lease, or if Tenant otherwise defaults under this Lease, then Landlord may, but shall not be required to, use the Security Deposit, or so much thereof as necessary, in payment of any Rent in arrears, or in the performance of such obligation of Tenant at Tenant’s cost, or in reimbursement of any expense incurred by Landlord or in payment of the damages incurred by Landlord by reason of Tenant’s failure to perform. In such event, Tenant shall, upon written demand from Landlord, immediately remit to Landlord a sufficient amount in cash to restore the Security Deposit to equal the amount of the Security Deposit set forth in Article 1. Provided that Tenant has fully performed all of its obligations under this Lease, within 30 days after the expiration of this Lease and surrender of the Premises in accordance with the terms and conditions of this Lease, and to the extent the Security Deposit has not been utilized as aforesaid, the Security Deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant without interest. Landlord may deliver the Security Deposit to the purchaser of Landlord’s interest in the Premises if such interest is sold or transferred and, in such instance, the Landlord named herein shall be discharged from any further liability with respect to the Security Deposit and Tenant shall look solely to Landlord’s successor for the return of the Security Deposit. Notwithstanding the above provisions of this Section 3.4, if any claims of Landlord exceed the amount of the Security Deposit, then Tenant shall remain liable for the balance of such claims. Tenant hereby waives (i) California Civil Code Section 1950.7, as amended or recodified from time to time, and any and all other laws, rules and regulations, now or hereafter in force, applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights that Tenant may have, and all duties and obligations that Landlord may have, now or in the future, relating to or arising from any and all Security Deposit Laws. Notwithstanding anything to the contrary contained herein, the Security Deposit may be retained and applied by Landlord (a) to offset rent and any other amounts that are unpaid either before or after the termination of this Lease, and (b) against other damages suffered by Landlord before or after the termination of this Lease, whether foreseeable or unforeseeable, caused by a default by Tenant

Lease GoPro 4.16.26

under the Lease or a failure by Tenant to perform any obligation required to be performed by Tenant pursuant to this Lease.

3.5 Rent Payments. All Rent payments shall be made to Landlord at the address set forth in Article l, or at such other place designated by Landlord in writing, in lawful currency of the United States of America. Rent payments applicable to partial months falling within the Term or occurring as a result of the application of the Monthly Fixed Rent payable upon Lease execution shall be prorated based on a 30-day month. If Tenant shall default in any payment of Rent beyond any applicable notice and cure period, Landlord may, by written notice to Tenant, require that all future Rent payments be made by wire transfer of immediately available funds to an account designated by Landlord.
ARTICLE IV
TENANT’S SHARE OF OPERATING COSTS AND TAXES
4.1        Definitions.
(A)    As used herein, “Operating Costs”, without duplication, any and all costs, charges, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the operation, ownership, maintenance, management and repair of the Building and the Property, including, without limitation, the following:
(i)    All wage, salary and labor costs of all persons engaged in the operation, maintenance, management and repair of the Property (including, without limitation, all applicable taxes, insurance and benefits).
(ii)    Costs of any utilities supplied by Landlord (including, without limitation, water and sewer, electricity and gas, fuel, supplies and materials and of the operation and maintenance of all building systems (including, without limitation, heating, ventilation and air-conditioning [“HVAC”] systems and telecommunications systems).
(iii)    Costs of all insurance, including, without limitation, property, casualty, workmen’s compensation, rental loss and liability insurance, and the cost of all deductibles.
(iv)    Costs of all maintenance and service agreements, including, without limitation, window and other cleaning line painting, policing, elevator maintenance and janitorial service.
(v)    Costs of ordinary repairs, replacements, decorations, and general maintenance, including, without limitation, exterior building, roof, paving, curbs, drainage, lighting, sidewalks and landscaping (but excluding the costs of repairs to the structural elements, foundation and floor slab of buildings).
(vi)    Professional fees and expenses (including, without limitation, legal, accounting, architectural and engineering fees).
(vii)    All of the following costs and expenses: (1) the cost of making any

Lease GoPro 4.16.26

alterations to the Building and/or other portions of the Property for life-safety systems or energy conservation; (2) the cost of capital improvements required by any Applicable Law (as defined in Article 6) enacted or amended after the date of this Lease; (3) the cost of improvements that are primarily for the purpose of reducing or stabilizing Operating Costs; (4) the cost of providing additional or increased services to the tenants of the Building; (5) the cost of all other capital replacements to the Building or the Property; and (6) the cost of capital repairs and replacements, including, without limitation, exterior building, roof, paving, curbs, drainage, lighting, sidewalks and landscaping (but excluding the costs of repairs to the structural elements, foundation and floor slab of buildings). If any of the foregoing costs constitute capital expenses as specified by Generally Accepted Accounting Principles, then such costs shall be amortized over the useful life of such improvements, with interest at the rate of eight percent (8%) per annum (“Permitted Capital Expenditures”).
(viii)    Intentionally Omitted.
(ix)    The cost of providing additional increased services to the tenants of the Building in general.
(x)    All property management fees, costs and expenses.

(xi)    All fees or other charges incurred in conjunction with voluntary or involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organizations.
If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Cost) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be increased by an amount equal to the additional Operating Costs that would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant. Operating Costs for any calendar year during which occupancy of the Building is less than one hundred percent (100%), including the Base Year, shall be calculated based upon the Operating Costs that would have been incurred if the Building had an occupancy of one hundred percent (100%) during the entire calendar year, with all tenants paying full rent.
Notwithstanding anything to the contrary, Operating Costs shall not include and Tenant shall not have any obligation to perform or to pay for the following:
(a)    costs occasioned by the violation of any law by Landlord, any other occupant of the Property, or their respective agents, employees or contractors;
(b)    costs occasioned by the exercise of the power of eminent domain;
(c)    costs of any renovation, improvement, painting or redecorating of any portion of the Property not made available for Tenant's use;
(d)    fees, commissions, attorneys' fees, Costs or other disbursements

Lease GoPro 4.16.26

incurred in connection with negotiations or disputes with any other occupant of the Property and costs arising from the violation by Landlord or any occupant of the Property of the terms and conditions of any lease or other agreement;
(e)    intentionally omitted;
(f)    intentionally omitted;
(g)    interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases;
(h)    costs incurred in connection with Landlord’s investigation and remediation of Hazardous Materials pursuant to Section 6.3(H);

    (j)    costs for which Landlord is actually reimbursed from others, other than through Operating Costs;
(j)    costs or capital improvements and expenditures, except Permitted
Capital Expenditures;
(k)    depreciation or amortization;

(l)    costs to repair, maintain or replace the structural portions of the
Building;
(m)    advertising or promotional costs; and
(n)    costs of sculptures, fountains, paintings, and other art objects other than ordinary and customary sculptures, fountains, paintings, and other art objects appropriate for a first class office building in San Mateo County, California.
(B)    As used herein, “Taxes” the following: (i) all real estate taxes and assessments and all other taxes relating to or levied, assessed or imposed on the Property or any portion thereof or interest therein; (ii) all other taxes, assessments, charges, levies or fees, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature imposed, levied, assessed, charged, conformed or collected by any governmental authority or other entity either directly or indirectly (A) for public improvements, services or benefits, (B) upon or with respect to the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of, or business operations in, the Property, (C) upon, against or measured by the area of the Property or uses made thereof, or (D) upon any Rent or other amount payable by Tenant pursuant to this Lease, including, without limitation, any rent tax, gross receipts tax, sales or use tax, service tax, value added tax, or any other tax based on Landlord’s receipt, or the payment by Tenant, of any Rent or other fees in connection with this Lease or Tenant’s use of the Premises, and it shall be at the option of Landlord, in Landlord’s sole discretion, to bill the taxes described in this clause (D) under this Article 4 or under Section 10.1; (iii) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any or all of the foregoing taxes, assessments,

Lease GoPro 4.16.26

charges or fees; and (iv) any and all costs, expenses and attorneys’ and experts’ fees paid or incurred by Landlord in connection with any proceeding or action to contest in whole or in part, formally or informally, the imposition, collection or validity of any of the foregoing taxes, assessments, charges or fees. Taxes shall not include any taxes, assessment fees or charges for which Tenant is directly responsible under this Lease, transfer taxes, or Landlord’s net income taxes, franchise taxes or inheritance taxes. Any taxes or assessments that may be paid over more than a one-year period shall be included in Taxes as if such payments were made in the maximum number of installments permitted by Applicable Law and only the portion thereof attributable to a given year shall be included in Taxes for that year.

4.2    Tenant’s Payment of Increased Operating Costs and Taxes.
(A)    The “Base Year” is the calendar year specified in Article 1. Commencing on the first day of the calendar year immediately following the Base Year and for each calendar year during the Term (including any partial calendar year at the end of the Term), Tenant shall pay Proportionate Share of any increase in the sum of Operating Costs and Taxes paid or incurred for such calendar year in excess of the sum of Operating Costs and Taxes paid or incurred by Landlord during the Base Year (collectively, “Increased Expense Charges”).

(B)    Landlord shall have the right to compute and deliver to Tenant an estimate (an “Estimate”) of the Increased Expense Charges for the applicable calendar year (or partial calendar year) and, without further notice, Tenant shall pay to Landlord commencing with the next payment of Monthly Fixed Rent and continuously thereafter with payments of Monthly Fixed Rent until delivery of the next Estimate, monthly installments equal to one-twelfth of the annual amount set forth in such Estimate, together with, in the case of the first such monthly payment, an amount equal to the Increased Expense Charges owing for the period prior to the Estimate. If Landlord is required under any mortgage of the Land or the Building to escrow Operating Costs and/or Taxes, Landlord may (without obligation to do so) use the amount required to be escrowed as a basis for determining the Estimate.
    (C)     Landlord shall endeavor to deliver to Tenant within 120 days after the end of each calendar year during any portion of which Tenant was required to pay Increased Expense Charges a written statement (the “Statement”) setting out in reasonable detail the Increased Expense Charges for such year. If the aggregate of the monthly installments actually paid by Tenant to Landlord on account of estimated Increased Expense Charges during any calendar year (the “Actual Payments”) differs from the amount of Increased Expense Charges payable according to the Statement (the “Obligated Payments”), Tenant shall (1) if the Obligated Payments shall exceed the Actual Payments, pay to Landlord, within 30 days after the date of delivery of the Statement, an amount equal to such excess, or (2) if the Actual Payments shall exceed the Obligated Payments, be granted a credit against the next installments of Rent in an amount equal to such overpayment.

(D) Tenant shall have the right to examine Landlord’s books and records with respect to the items in a Statement during Normal Business Hours at any time within 45 days

Lease GoPro 4.16.26

following the furnishing of the Statement to Tenant. Tenant shall have the right, at Tenant’s cost and expense, to conduct only one audit per calendar year and audit each Statement only once. In conducting such examination, Tenant must utilize either its own full time salaried employees or an independent certified public accountant (“CPA”), which CPA shall be paid by Tenant on an hourly fee for services rendered basis, and not on a contingency fee basis, and which CPA shall be subject to Landlord’s reasonable prior approval. Unless Tenant takes written exception to any item on the subject Statement within 90 days after the furnishing of the Statement, such Statement shall be considered as final and accepted by Tenant. If Tenant timely provides such written exception to Landlord, but Landlord and Tenant disagree on the accuracy of Increased Expense Charges as set forth in the Statement, Tenant shall nevertheless make payment in accordance with the Statement, but the disagreement shall immediately be referred by Landlord for prompt decision to a mutually acceptable public accountant or other professional consultant who shall be deemed to be acting as an expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant. If Landlord and Tenant shall fail to agree on such an expert within 15 days after Tenant’s notice of disagreement (as hereinafter described), such expert shall be selected by an arbitrator or mediator employed by JAMS (or successor organization). Any adjustment required to be made by reason of any such decision shall be made within 15 days thereof and payment shall be made or credit allowed in the manner set forth in Section 4.2(C). If the expert determines that the total amount of Increased Expense Charges billed to Tenant for such year (as adjusted by the year-end reconciliation) exceeded by more than seven percent (7%) the amount that should have been billed to Tenant, then Landlord shall pay the reasonable costs and fees of the expert, but not exceeding Two Thousand Five Hundred Dollars ($2,500.00); in all other cases, Tenant shall pay the costs and fees of the expert.

    4.3    Refunds; Other Items.
(A)    In the event a refund of any Operating Costs or Taxes is obtained and actually paid to Landlord, Landlord shall credit an appropriate portion thereof (after deducting any unrecouped expenses in connection with obtaining such refund) to the next installment(s) of Rent.
(B)    The rendering of a Statement for any year shall not preclude Landlord from issuing a correction thereto at a later time, including a correction for items not included in the original Statement.
ARTICLE V
COMPLETION AND OCCUPANCY OF PREMISES
5.1 Occupancy of Premises. Tenant agrees that Landlord shall not be required to perform any work in, or make any improvements to, the Premises or any other portion of the Building in order to prepare them for Tenant’s occupancy, except that Landlord shall deliver the Premises in good operating condition, broom clean condition and with the roof, parking lot, HVAC, fire life safety, plumbing, electrical and mechanical systems serving the Premises in good working order.

ARTICLE VI

Lease GoPro 4.16.26

CONDUCT OF BUSINESS BY TENANT
6.1    Use of Premises. Tenant shall use the Premises solely for general office, research and development, administration and any other lawful use, but in no event may any manufacturing occur at the Project (the “Permitted Use”) and for no other purpose.
6.2    Compliance with Laws and Requirements of Public Authorities.
(A)    As used in this Lease, the team “Applicable Laws” means all laws, codes, rules, regulations, ordinances and directives of all governmental and quasi-governmental authorities with jurisdiction now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy, including, without limitation, laws, codes, rules, regulations and ordinances pertaining to industrial hygiene, Hazardous Materials, and the Americans With Disabilities Act and local ordinances pursuant thereto, including handicap access requirements. Tenant shall give Landlord prompt notice of any notice that Tenant receives of any violation of any Applicable Law relating to the Premises, the Building or the Property, or Tenant’s use thereof. At Tenant’s sole cost and expense, Tenant shall comply with all Applicable Laws, including any order, requirement or duty imposed upon either Landlord or Tenant, arising from or relating to: (1) of the Premises and/or Tenant’s use of occupancy of the Premises; (2) the manner or conduct of Tenant’s business or operation of its installations, equipment or other property; (3) any cause or condition created by or at the request of Tenant; or (4) the breach of any of Tenant’s obligations hereunder. Tenant’s obligation to comply with Applicable Laws shall include, without limitation, the obligation to make substantial repairs and alterations to the Premises and the Building regardless of, among other factors, the relationship of the cost of curative action to the rent payable under this Lease, the length of the then remaining Term of this Lease, the relative benefit of the repairs or alterations to Landlord or Tenant, the degree of which the curative action may interfere with Tenant’s use or enjoyment of the Premises, and the likelihood that the parties contemplated the particular Applicable Law involved; provided, however, that Tenant shall not be required to make structural alterations or capital improvements unless such compliance is triggered or necessitated by Tenant’s particular use of the Premises (or Tenant’s change in use of the Premises, regardless of the nature of use) or by any work performed or improvements constructed by or at the request of Tenant (and the cost of such work that is not required to be performed by Tenant shall be included in or excluded from Operating Costs as provided in Section 4.1 above). Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed upon either Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section 6.2.

(B)    Tenant shall not do, permit or suffer any act or thing to be done which is injurious to the Property or the Premises, which is immoral, a nuisance, contrary to Applicable Law or in violation of the certificate of occupancy issued for the Building or which would result in the cancellation of, or any increase in premiums for, insurance maintained by Landlord with respect to the Property or the Premises. Tenant agrees to pay to Landlord any increase in premiums for insurance maintained by Landlord with respect to the Premises or the Property

Lease GoPro 4.16.26

resulting from the use of the Premises by Tenant, whether or not Landlord has consented to such use.
(C)    Tenant agrees that it shall not keep, use, sell or offer for sale in or upon the Premises any article that may be prohibited by any then available standard forms of fire insurance policies with extended coverage.
    6.3     Hazardous Materials.
    (A)     As used herein, the following terms have the following meanings:
“Environmental Laws” means all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any government authority regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material, or pertaining to occupational health or industrial hygiene (to the extent that the occupational health or industrial hygiene laws, ordinances, or regulations relate to Hazardous Materials), as now or may at any later time be in effect, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) [42 USCS §§ 9601 et seq.]; the Resource Conservation and Recovery Act of 1976 (RCRA) [42 USCS §§ 6901 et seq.]; the Clean Water Act, also known as the Federal Water Pollution Control Act (FWPCA) [33 USCS §§ 1251 et seq.]; the Toxic Substances Control Act (TSCA) [15 USCS §§ 2601 et seq.]; the Hazardous Materials Transportation Act (HMTA) [49 USCS §§ 1801 et seq.]; the Insecticide, Fungicide, Rodenticide Act [7 USCS §§ 136 et seq.]; the Superfund Amendments and Reauthorization Act [42 USCS §§ 6901 et seq.]; the Clean Air Act [42 USCS §§ 7401 et seq.]; the Safe Drinking Water Act [42 USCS §§ 300f et seq.]; the Solid Waste Disposal Act [42 USCS §§ 6901 et seq.]; the Surface Mining Control and Reclamation Act [30 USCS §§ 1201 et seq.]; the Emergency Planning and Community Right to Know Act [42 USCS §§ 11001 et seq.]; the Occupational Safety and Health Act [29 USCS §§ 655 and 657]; the California Underground Storage of Hazardous Substances Act [H & S C §§ 25280 et seq.]; the California Hazardous Substances Account Act [H & S C §§ 25300 et seq.]; the California Hazardous Waste Control Act [H & S C §§ 25100 et seq.]; the California Safe Drinking Water and Toxic Enforcement Act [H & S C §§ 24249.5 et seq.]; the Porter-Cologne Water Quality Act [Wat C §§ 13000 et seq.] together with any amendments of or regulations promulgated under the statutes cited above and any other federal, state, or local law, statute, ordinance, or regulation now in effect or later enacted that pertains to the regulation or protection of the environment, including ambient air, soil, soil vapor, groundwater, surface water, or land use.
“Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the state in which the Premises is located or any political subdivision thereof.
“Hazardous Materials” means: (1) those substances included within the definitions of hazardous substance, hazardous waste, hazardous material, toxic substance, solid waste, or pollutant or contaminant in CERCLA, RCRA, TSCA, HMTA, or under any other Environmental Law; (2) those substances listed in the United States Department of Transportation (DOT) Table [49 CFR 172.101], or by the Environmental Protection Agency (EPA), or any successor agency, as hazardous substances [40 CFR Part 302]; (3) any substance,

Lease GoPro 4.16.26

gas, material or chemical that is or may be defined as or included in the definition of “hazardous substances,” “toxic substances,” “hazardous materials,” “hazardous wastes,” “regulated substances” or words of similar import under any Environmental Laws; (4) any material, waste, or substance that is (a) a petroleum or refined petroleum product, (b) asbestos or asbestos containing building material, (c) polychlorinated biphenyl, (d) designated as a hazardous substance pursuant to 33 USCS § 1321 or listed pursuant to 33 USCS § 1317, (e) a flammable explosive, or (f) a radioactive material; and (5) biological waste and material that is a biohazard.

“Release” means any presence, release, deposit, discharge, emission, leaking spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials on to, under or from the Premises or the Property.
“Remediation” means: (1) any response, remedial, removal or corrective action, or other activity to cleanup, detoxify, decontaminate, mitigate, contain or otherwise remediate any Hazardous Materials; (2) any actions to prevent, cure or mitigate any Release; (3) any action to comply with any Environmental Laws or with any permits issued pursuant thereto; and (4) any inspection, investigation, study, monitoring, assessment, audit, sampling, testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials.
(B)    Except to the extent expressly allowed under Section 6.3(C), Tenant shall not use, handle, store, transport, generate or Release any Hazardous Materials in, on, under or about the Premises or the Property. Tenant shall, within thirty (30) days after written request from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant, the nature of the use, and the manner of storage and disposal.
(C)    Tenant may use small quantities of common chemicals such as adhesives, lubricants and cleaning products that are typical of office use in order to conduct business at the Premises. Tenant shall, within thirty (30) days after written request from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant, the nature of the use, and the manner of storage and disposal.
(D)    Tenant covenants to Landlord that: (i) the Premises and the Property shall not be in violation of any Environmental Laws, or subject to any order or obligation regarding Remediation, as a result of Tenant’s use of Hazardous Materials; (ii) Tenant shall promptly notify Landlord of any investigation or inquiry by any Governmental Authority regarding any possible violation of any Environmental Laws by Tenant; (iii) all handling, transportation, storage, treatment, disposal and use of Hazardous Materials by Tenant in or about the Premises or the Property shall strictly comply with all applicable Laws and Environmental Laws and permits issued pursuant thereto; (iv) there shall be no Releases in, on, under or from the Premises or, to the extent caused by the act or neglect of Tenant or Tenant’s agents, employees, contractors or invitees, other areas in the Property; and (v) Tenant shall keep the Premises and the Property free and clear of all liens and encumbrances against the Premises arising out of a violation by Tenant of any Environmental Law.

Lease GoPro 4.16.26

(E)    Subject to Section 6.3(H), if any Remediation is required under any applicable Environmental Law, by any judicial order or by any Governmental Authority in connection with the Premises or the Property and resulting from Tenant’s use of occupancy of the Premises or the acts or omissions of Tenant or Tenant’s agents, employees or contracts, then Tenant shall perform or cause to be performed the Remediation in compliance with such law, regulation, order or agreement. All Remediation shall be performed by one or more contractors selected by Tenant and approved in advance in writing by Landlord (in Landlord’s sole discretion), and under the supervision of a consulting engineer selected by Tenant and approved in advance in writing by Landlord (in Landlord’s sole discretion). All costs and expenses of such Remediation shall be paid by Tenant, including, without limitation, the charges of such contractor(s) or consulting engineer, or both, and the reasonable attorneys’ fees, consultants’ fees and other costs incurred by Landlord in connection with its monitoring or review of such Remediation. If Tenant shall fail to commence timely, or cause to be commenced and fail to prosecute diligently to completion, such Remediation, then Landlord may, but shall not be required to, cause such Remediation to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be due and payable by Tenant upon demand by Landlord. Tenant’s remediation obligations under this Section 6.3 shall apply only to the extent that the Remediation relates to Hazardous Materials Released Tenant or Tenant’s agents, employees, contractors or invitees and/or for which Tenant is responsible pursuant to this Lease.
(F)    If Landlord has reasonable grounds to believe that Tenant has Released any Hazardous Materials, Landlord may require reasonable testing to detect the presence of Hazardous Materials by the use of any tests that are then customarily used for those purposes. Landlord shall supply Tenant with copies of the test results. The cost of such tests shall be paid by Tenant if the tests disclose the Release of Hazardous Materials by Tenant.
(G)    Tenant agrees to pay and indemnify, defend, protect and hold the Landlord Parties (as defined in Section 11.2) harmless from and against all losses, costs, liabilities, claims, fines from or arising out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials in, on, under or about the Premises or the Property by Tenant or Tenant’s agents, employees, contractors or invitees. The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease, and Tenant’s indemnification obligations shall include, without limitation, all costs and expenses associated with any investigation, testing, monitoring, removal, cleanup and/or Remediation of such Hazardous Materials, and with otherwise complying with the requirements of any Governmental Authority or responding to any third party claim.

(H)    Landlord shall take responsibility, at its sole cost and expense, for any governmentally-ordered clean-up, remediation, removal, disposal, neutralization or other treatment of Hazardous Materials conditions (i) caused by Landlord or its employees, agents, or contractors; and/or (ii) existing as of the date of this Lease; in each case, to the extent not contributed to or exacerbated by Tenant or Tenant’s agent, employee, contractor, or invitee. The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney’s fees) of defending Tenant from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up,

Lease GoPro 4.16.26

remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord. Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention.

6.4    Rules and Regulations. Tenant and its agents, employees, contractors and invitees shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit C and such reasonable changes thereto, whether by modification, elimination or addition, as Landlord may, at any time and from time to time, make in respect of the Premises and/or the Property (the “Rules and Regulations”). Such changes shall be effective upon notice thereof from Landlord to Tenant. In the case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, as originally promulgated or as changed, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the provisions in any other lease, as against any other tenant; provided, however, that Landlord shall not enforce the Rules and Regulations so as unjustly to discriminate against Tenant. Landlord shall not be liable to Tenant for the nonperformance or violation thereof by any other tenant or anyone else. Tenant shall observe and comply with Landlord’s Moving and Delivery Regulations attached hereto as Exhibit D.

ARTICLE VII
COMMON AREA
7.1    Definition of Common Area. As used in this Lease, the term “Common Area” means that part of the interior and exterior portions of the Property designated by Landlord for the common use of all tenants, which includes, without limitation, parking area, sidewalks, landscaping, curbs, driveways, delivery passages, loading areas, private streets and alleys, lighting facilities, drinking fountains, meeting rooms, public toilets and the like. Landlord hereby grants Tenant a nonexclusive license during the Term to use the Common Area in common with the other tenants of the Building and the invitees of Landlord and such other persons as Landlord may designate from time to time, subject to the terms and conditions of this Lease and to the Rules and Regulations. In addition, Tenant’s use of the Common Area shall be subject to all additional rules and regulations as Landlord shall promulgate from time to time.

7.2    Control of Common Area. Landlord, upon reasonable prior notice, reserves the right, at any time and from time to time, without incurring any liability to Tenant, to change the arrangement, dimensions and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, parking areas and other parts of the Common Area, so long as the same does not unreasonably interfere with Tenant’s use of the Premises. Landlord reserves the right, at any time and from time to time, to use portions of the Common Area for art and other displays, promotional events and other uses not inconsistent with the character of the Building.
ARTICLE VIII
REPAIRS, ALTERATIONS AND MECHANICS' LIENS

Lease GoPro 4.16.26

    8.1     Repairs.
    (A)     Landlord shall make all necessary repairs to keep the roof, the exterior walls, the foundation and structural frame of the Building, the base Building systems, fixtures and equipment (such as the base Building heating, ventilating and air-conditioning systems and elevators) and the Common Area in good order and repair, excluding, however, all repairs that Tenant is obligated to make or pay for pursuant to this Section 8.1 and all repairs that any other tenant is required to make pursuant to the terms of such tenant’s lease. The cost of the maintenance and repair and, when necessary, replacement of the roof membrane, the common Building systems, fixtures and equipment (such as the heating, ventilating and air-conditioning systems and elevators) and the Common Area shall be included in Operating Costs. Notwithstanding the foregoing but subject to the terms of Section 11.3, Tenant shall pay the cost of repairs for any damage occasioned by the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors or invitees, except for normal wear and tear caused by ordinary use of the Premises and except for any fire damage. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the Premises and, following such notice, Landlord shall use commercially reasonable efforts where practicable to initiate all repairs promptly and to remedy the condition with due diligence, subject to unavoidable delay; provided, however, that no liability of Landlord to Tenant shall accrue unless and until Tenant has given notice to Landlord of the specific repair to be made. Provided that Landlord consistently applies such treatment to all tenants of the Building, With respect to any systems and equipment that exclusively serve the Premises, including, but not limited to, base Building systems, Landlord may charge the entire cost of maintenance, repairs, and replacements thereof to Tenant in lieu of including such costs in Operating Costs and, in such event, Tenant shall pay such costs to Landlord within thirty (30) days after demand; provided, however, if the foregoing costs constitute capital expenses, then such costs shall be amortized in the same manner as set forth in Section 4.1(A)(vii), and Tenant shall pay the monthly amortized portions thereof to the extent falling during the Term.

(B)     Except for Landlord’s obligation set forth in Section 8.1(A), Tenant, at its sole cost and expense, shall take good care of the Premises and Tenant’s property and fixtures, and shall keep all portions of the Premises and all systems and equipment (including, but not limited to, supplemental HVAC but excluding base Building systems such as the base Building HVAC) exclusively serving the Premises (if any) in good condition and repair. Tenant’s obligations hereunder shall include the obligation to make replacements, when reasonably necessary. All repairs made by or on behalf of Tenant shall be made and performed in accordance with the provisions of Section 8.2 and shall be at least equal in quality and design to the original construction of the Premises and the Building. If Tenant fails to proceed with due diligence to make repairs required to be made by Tenant, and such failure shall continue for ten days after notice from Landlord, the same may be made by Landlord at the expense of Tenant and the amount so incurred by Landlord shall be paid to Landlord by Tenant immediately upon submission of a bill or statement therefor by Landlord.

Lease GoPro 4.16.26

    8.2    Alterations. Tenant shall not make any alterations, additions or improvements (collectively, “Alterations”) in or to the Premises without Landlord’s prior written consent, which consent shall not be reasonably withheld, conditioned or delayed. When making any Alterations, Tenant shall only utilize contractors reasonably approved by Landlord. Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant agrees to carry, and to cause Tenant’s contractors and subcontractors to carry, such workers’ compensation, general liability, personal and property damage insurance as Landlord may reasonably require. Upon completion of any Alterations, Tenant shall deliver to Landlord one set of “as-built” plans and specifications therefore. Landlord may post, file and/or record any notice of non-responsibility or other notice required under applicable mechanic’s lien laws. Alterations installed in the Premises, either by Tenant or by Landlord on Tenant’s behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of the Lease, unless Landlord, by notice to Tenant given no later than 20 days prior to the Expiration Date of this Lease (or within 20 days after the earlier termination hereof), elects to have them removed by Tenant, in which event, the same (including, without limitation, Landlord’s Work and other Alterations in connection with Tenant’s initial occupancy of the Premises) shall be removed from the Premises by Tenant. At the time of making any Alteration, Tenant shall have the right to request Landlord to indicate whether Landlord will require such Alteration to be removed upon the expiration or earlier termination of this Lease, and if Landlord indicates in writing that it will not require removal of such Alteration, then Tenant shall not be required to remove such Alteration. Nothing in this Section 8.2 shall be construed to give Landlord title to or to prevent Tenant’s removal of Tenant’s trade fixtures, moveable office furniture and equipment, but upon removal of any such equipment and fixtures from the Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense repair and restore the Premises to the condition existing prior to installation (subject to ordinary wear and tear) and repair any damage to the Premises or the Property due to such removal. All property that was permitted or required to be removed by Tenant at the end of the Term but which remains in the Premises for ten days after Tenant vacates the Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Premises by Landlord at Tenant’s expense. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days' notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations (i) do not affect the Building systems (other than minor changes such as adding or relocating electrical outlets and thermostats, in which case notice to Landlord is not required), (ii) are not visible from the exterior of the Building, (iii) cost less than $50,000.00 over the Lease Term, and (iv) do not impact the Building structure.

8.3 Mechanics' Liens. Tenant shall (a) pay before delinquency all costs and expenses of work done or caused to be done by Tenant in the Premises; (b) keep the title to the Property and every part thereof free and clear of any lien or encumbrance in respect of such work; and (c) indemnify, defend, protect and hold Landlord harmless from against any claim, liability, loss, cost and demand (including reasonable legal fees), whether in respect of liens or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately

Lease GoPro 4.16.26

notify Landlord of any lien or claim of lien with respect to work done or caused to be done by Tenant in the Premises of which Tenant has or reasonably should have knowledge and which affects the title to the Property or any part thereof, and shall cause the same to be removed within 15 days (or such additional time as Landlord may consent to in writing). If Tenant shall fail to remove same within said time period, Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord and such amount shall bear interest at the Default Rate. Nothing contained in this Section 8.3 or elsewhere in this Lease shall be deemed or construed in any way as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of a materialman’s mechanics’ or other lien against the Premises or any other portion of the Property.

8.4 Security System. Tenant shall have the right to use the existing and/or install and maintain its own security systems for the Premises to include, but not be limited to, card readers, cameras, etc. Tenant shall first obtain Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, before installing any Tenant-installed security system(s). Any Tenant-installed security system shall be removed at the expiration or earlier termination of the Lease.
    8.5     Generators. Tenant shall have the right to install at its sole cost and in compliance with Applicable Laws and operate an emergency generator (the “Generator”) in an area reasonably designated by Landlord and subject to receipt of Landlord’s prior written consent as to the plans, specifications, installation, and improvements related thereto, which consent shall not be unreasonably withheld. Tenant shall be solely responsible for obtaining all permits required by Applicable Laws for the Generator. Tenant shall be responsible for all maintenance and repairs in accordance with manufacturer specifications and compliance with Applicable Laws related to the Generator and acknowledges and agrees that Landlord shall have no responsibility in connection therewith and Landlord shall not be liable for any damage that may occur with respect to the Generator. The Generator shall be used by Tenant only during periods of any electrical power outage in the Building and during the normal testing thereof. Tenant’s indemnity obligation set forth in this Lease shall apply to Tenant’s use, operation, maintenance, repair, or replacement of the Generator. The Generator and all improvements related thereto shall be subject to removal and restoration at the expiration or earlier termination of the Lease, as Landlord shall determine in its sole and absolute discretion.

8.6 Roof Top Equipment. During the Term of this Lease, Tenant shall have the right, at its sole cost and expense, to install and use certain communications equipment on the terms and conditions set forth in this Section 8.6 and subject to the other applicable terms of this Lease. As used herein, the term “Communications Equipment” means an approximately 2 foot by 2 foot antenna, to be located on the roof of the Building (in a location approved by Landlord), and related cabling. If Tenant elects to install the Communications Equipment, then Tenant shall prepare a “Rooftop Plan” showing the location, size, specifications, manner of installation, cabling pathways and all other details relating to the Communications Equipment and the installation of the Communication Equipment. The Rooftop Plan shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld, and no work shall commence until Landlord has given such approval. In no event shall Landlord’s approval be deemed a

Lease GoPro 4.16.26

representation as to the adequacy of such plans, or that the Communications Equipment will not cause interference with other systems in the Building, or that Tenant’s plans comply with applicable laws; Tenant shall be solely responsible for such matters. Landlord makes no warranty or representation regarding the suitability of the Building for the operation of the Communications Equipment. Tenant shall ensure that the installation, use and operation of the Communications Equipment does not adversely affect or interfere with: (i) the ability of Landlord or tenants and other occupants of the Building to receive radio, television, telephone, microwave, short-wave, long-wave or other signals; (ii) the use of any facilities, appliances, building systems (including, without limitation, elevators, fire alarm systems, security systems or any other building safety system) or other equipment in, on or serving the Building; or (iii) the use of any antennas, satellite dishes or other similar communications equipment or facilities located in or on the Building. If the existing electrical service to the Building has adequate capacity, then Tenant shall be allowed to draw power from that service for the Communications Equipment and Tenant shall be responsible for the cost of Tenant’s electrical usage. If the existing electrical service is inadequate to accommodate Tenant’s requirements, then Tenant shall itself, at its sole cost, a separate electrical panel and meter for the Communications Equipment and shall be responsible to the local electric utility for the electrical costs attributable to the Communications Equipment. Tenant shall be solely responsible for the maintenance, repair and care of the Communications Equipment and shall maintain the same in a clean, sanitary and safe condition and in good repair at all times. At Tenant’s sole cost and expense, Tenant shall comply with all laws, codes, rules, regulations and permits relating to the Communications Equipment. Tenant shall, at its sole cost and expense, repair any damage to the Building and any other property owned by Landlord, any lessee or licensee of Landlord or any other occupant of the Building, where such damage is caused by Tenant or any of its agents, employees, contractors or invitees. At no cost to Tenant, on not less than 30 day’s prior written notice, Landlord may require Tenant to relocate Tenant’s Communications Equipment to an alternative suitable location upon the roof of the Building. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove all of the Communications Equipment and related cabling and repair all damage caused by such removal.
ARTICLE IX
UTILITIES AND BUILDING SERVICES
9.1 Heating, Ventilating and Air Conditioning. Subject to limitations and restrictions imposed by federal, state and/or local authorities, Landlord shall furnish heating and air-conditioning to the Premises during Normal Business Hours, when and to the extent, in Landlord’s reasonable judgment, the same are necessary for the comfortable use and occupancy of the Premises. Landlord recognizes that Tenant may require HVAC services outside of Normal Business Hours in order to render the Premises comfortable and tenantable. If Tenant desires HVAC service outside of Normal Business Hours, then Tenant shall make a written request to Landlord no later than one business day prior to the day that Tenant desires additional HVAC services, and Landlord, subject to limitations and restrictions imposed by federal, state and/or local authorities, shall provide such additional HVAC services at rates reasonably determined by Landlord. Tenant agrees that Tenant shall have no claim against Landlord for failure to provide HVAC services outside of Normal Business Hours unless Landlord shall have agreed to provide such services. If Tenant uses any machines or equipment in the Premises

Lease GoPro 4.16.26

(other than normal office machines and equipment) that materially affect the temperature that would otherwise be maintained by the Building air-conditioning system, then Landlord shall have the right to install supplementary air-conditioning units for the Premises at the expense of Tenant and the costs of operation and maintenance thereof shall be paid by Tenant to Landlord at rates reasonably determined by Landlord. Any supplemental air-conditioning units that are required shall be installed at the expense of Tenant and the costs of operation and maintenance of same shall be paid by Tenant to Landlord at rates reasonably determined by Landlord.

    9.2     Cleaning Services. Landlord shall provide cleaning services five days a week, holidays excepted. Tenant shall not provide any cleaning services without Landlord’s consent, which consent shall not be unreasonably withheld, and then only at Tenant’s sole responsibility and expense and by cleaning contractors or employees and in a manner at all times reasonably satisfactory to Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that such refuse and rubbish removed by Landlord exceeds the refuse and rubbish normally attendant upon the use of the Premises as offices. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual improvements or alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation).

    9.3     Electricity.
    (A)     Landlord shall supply electricity to the Premises for typical office lighting and typical office equipment which operate on standard 110 voltage and do not require special or additional air-conditioning or use levels of electricity in excess of typical general office usage, as reasonably determined by Landlord. Tenant’s use of electricity in the Premises shall not exceed typical office usage and shall also not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Premises and/or the Building. If Tenant’s usage of electricity, water or any other utility or service exceeds the use of such utility that Landlord determines to be typical, normal and customary for the Building (which shall not be less than 4.5 watts per rentable square foot demand load for normal office equipment, excluding HVAC), then Landlord may determine the amount of such excess use by any reasonable means (including the installation at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. Examples of excess electrical usage include, but are not limited to, material consumption of electricity outside the Building’s Normal Business Hours, consumption of higher levels of electricity at any time (such as for the operation of a server or the cooling of a server room), dedicated HVAC equipment for the Premises, or the use of equipment requiring power in excess of that required by customary and typical office equipment.

    (B)     If Tenant requires HVAC service during periods other than Normal Business Hours (“After Hours HVAC”), then Landlord shall provide Tenant with after Hours HVAC, provided that tenant shall have given Landlord one business day’s prior written notice of Tenant’s need for After Hours HVAC. No later than thirty (30) days after invoice from Landlord, Tenant shall pay to Landlord, as Additional Rent, Landlord’s cost of providing After Hours HVAC (which may include a reasonable administrative fee), as reasonably determined by Landlord from time to time.

Lease GoPro 4.16.26

(C) Tenant shall not, without Landlord’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, connect any additional fixtures, appliances, or equipment using electricity in excess of typical office use to the Building’s electrical distribution system or make any alterations or additions to the electric system of the Premises existing at the commencement of the Term. If Landlord grants such consent, then Tenant shall pay to Landlord, as Additional Rent, the cost of all additional risers and other equipment required, which amount Tenant must pay no later than ten days after Tenant’s receipt of an invoice showing such costs.

(D)    Landlord, at Tenant’s expense, shall purchase and install all light bulbs, lighting tubes, ballasts and any lamps used in Building Standard lighting fixtures installed by Landlord in the Premises upon notification from Tenant that such installation is required. Tenant shall use only such electrical lighting fixtures and lamps as may be approved by Landlord. Tenant shall replace, as necessary, all bulbs and tubes light fixtures that are not Building Standard, if any, installed in the Premises. If Tenant shall fail to make any such replacement within ten (10) business days after written notice from Landlord, Landlord may make such replacement and charge the cost of labor and materials involved therein to Tenant as additional rent.

    (E)     Notwithstanding anything herein to the contrary, if Tenant uses electricity at the Premises in excess of typical office use as set forth above, Landlord may at its option install meters in the Premises and take such other steps as it may consider desirable in assisting Landlord in determining Tenant’s excess consumption of electricity. Tenant shall pay the reasonable costs of installing and maintaining such meters.

9.4 Interruption of Services. Landlord does not covenant that Building services will be free from interruptions caused by repairs, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, water or supplies or any other cause beyond the reasonable control of Landlord. No such interruption of service shall be deemed a constructive eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or otherwise render Landlord liable to Tenant, or entitle Tenant to abatement of Rent, or otherwise relieve Tenant from performance of Tenant’s obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for such interruption or stoppage of Building services. In the event of any such interruption or stoppage of Building services, Landlord shall use commercially reasonable efforts to have such services promptly resumed. Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with a directive, policy or request of a governmental or quasi-governmental authority serving the public interest in the fields of energy conservation or security. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the "Eligibility Period") as a result of any failure to provide any material services or access to the Premises due to Landlord's default or the negligence or willful misconduct of Landlord or its employees, agents or contractors, then Tenant's rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from

Lease GoPro 4.16.26

using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises.

ARTICLE X
PROPERTY AND OTHER TAXES
10.1 Tenant’s Taxes. In addition to the Rent and other charges to be paid by Tenant hereunder, Tenant shall pay, prior to delinquency, one hundred percent (100%) (and not with reference to a base year) of any and all taxes or other charges, whether or not now customary or within the contemplation of the parties hereto, levied, assessed or imposed: (1) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (2) upon Tenant’s personal property owned, installed, used or located in the Premises, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (3) upon the leasehold interest or any right of occupancy of Tenant in the Premises; (4) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or (5) upon any Rent or other amount payable by Tenant pursuant to this Lease, including, without limitation, any rent tax, gross receipts tax, sales or use tax, service tax, value added tax, or any other tax based on Landlord’s receipt, or the payment by Tenant, of any Rent or other fees connection with this Lease or Tenant’s use of the Premises. If any such taxes or charges are chargeable to or assessed against Landlord, then such taxes shall be due and payable by Tenant (A) no later than ten days after Landlord’s invoice to Tenant or (B) upon such recurring schedule (whether monthly or otherwise) as may be established by Landlord. If it shall not be lawful for Tenant to so reimburse Landlord for such taxes or charges, then the Fixed Rent payable to Landlord under this Lease shall be revised to net to Landlord the same amount after imposition of any such tax or charge upon Landlord as would have been received by Landlord under this Lease prior to the imposition of such tax or charge.
10.2 Increased Value of Improvements. If the tenant improvements in the Premises, whether installed or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “Building Standard” in other space in the Building are assessed, then the real property taxes and assessment levied against Landlord, or against the Building or any portion thereof, by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.1. If the records of the tax assessor having jurisdiction over the Building are available and sufficiently detailed to serve as a basis for determining whether such tenant improvements are assessed at a higher valuation than Landlord’s “Building Standard,” such records shall be binding on both Landlord and Tenant; otherwise, the actual cost of construction shall be the basis for such determination.

ARTICLE XI
INSURANCE AND INDEMNITY

Lease GoPro 4.16.26

    11.1     Tenant’s Insurance.
    (A)     Liability Insurance. At all times Tenant shall keep in full force and effect a policy of commercial general liability insurance utilizing the ISO occurrence form CG0001, or such substantially equivalent form as is then in use in the insurance industry, with respect to the Premises, providing coverage on an occurrence form basis with limits of not less than $3,000,000.00 each occurrence for bodily injury and property damage combined, $5,000,000.00 annual general aggregate (which shall apply on a “per location” basis), and $3,000,000.00 products and completed operations annual aggregate. A portion of the coverage specified above may be provided by umbrella and/or excess liability coverage, provided that: (1) the entire limits specified above must be available for occurrences relating to the Premises; and (2) all policies must be concurrent and the umbrella and/or excess liability policies must provide coverage that is at least as broad as that provided by Tenant’s commercial general liability policy. If Tenant’s commercial general liability insurance or umbrella or excess liability insurance covers other locations of Tenant, then the policy limits specified above must at all times be separately available to the Premises, notwithstanding claims or occurrences at other locations. Tenant’s commercial general liability insurance shall include the following endorsements: (i) deleting any employee exclusion on personal injury coverage; (ii) including coverage for injuries to or caused by employees; and (iii) providing for standard contractual liability coverage (including Tenant’s indemnity obligations contained in this Lease). All such insurance: (a) shall provide for severability of interests; (b) shall provide that an act or omission of one of the insureds shall not reduce or void coverage to any other insureds; (c) shall afford coverage for covered claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period; and (d) shall provide that defense cost shall not reduce policy limits. The deductible on the liability insurance policy maintained by Tenant, including any umbrella or excess liability policy, must not exceed $50,000.00.

(B)    Worker’s Compensation. At all times Tenant shall keep in full force and effect Workers Compensation Insurance and employer’s liability insurance in accordance with the laws of the State of California. Tenant’s Worker’s Compensation Insurance policy shall include a waiver of subrogation in favor of Landlord.
(C)    Automobile Insurance. At all times Tenant shall keep in full force and effect comprehensive automobile liability insurance having a limit of liability of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles. The policy form of such insurance shall be at least as broad as ISO Form CA 0001, or such substantially equivalent form as is then in use in the insurance industry.
(D)    Property Insurance. At all times (including any construction or installation periods, whether or not included in the Term) Tenant shall keep in full force and effect with respect to any alterations and Tenant’s trade fixtures and personal property, commercial property insurance providing coverage, on a “special form” basis, in an amount equal to the full replacement cost of the covered property, with a deductible not in excess of $50,000.00. The proceeds from any such policies of insurance shall be used for the repair or

Lease GoPro 4.16.26

replacement of the alterations, trade fixtures and personal property so insured. Landlord shall be provided coverage under such property insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any alterations or on T trade fixtures or personal property.
(E)    General Requirements for all of Tenant’s Insurance. In no event shall the limits of any coverage maintained by Tenant pursuant to this Section 11.1 be considered as limiting. Tenant’s liability under this Lease. All of Tenant’s liability insurance and automobile insurance shall include Landlord, and any person, firms or corporations (including, without limitation, any mortgagee or lessor of Landlord) designated by Landlord with an insurable interest, as an additional insured. Tenant shall not permit such insurance to be canceled without first giving Landlord 30 day’s prior written notice. All additional insureds must be provided at least the same extent of coverage as is provided to Tenant under such policies. All additional insureds under Tenant’s commercial general liability insurance shall be provided additional insured coverage by the broadest ISO endorsement available (i.e., providing the broadest coverage to such additional insureds). All of Tenant’s insurance shall be written by an insurance company admitted to do business in California, which is reasonably acceptable to Landlord and has an A.M. Best Rating of at least A- VII or higher. The insurance that Tenant is required to maintain in force and effect under this Section 11.1 shall be primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not excess over or contributory with any other available insurance. Tenant shall deliver to Landlord, prior to Landlord’s delivery of the Premises, a certificate of insurance for each such policy, and shall deliver replacement policies or certificates prior to the expiration of any coverage. Certificates of insurance evidencing the coverage required under this Section 11.1 must specifically show compliance with all of the requirements and conditions of this Section 11.1. If Tenant fails to obtain the insurance or fails to provide a certificate of insurance as required under this Section 11.1, then Landlord may, at its option, obtain the required coverage on behalf of Tenant, and Tenant shall reimburse Landlord for the cost thereof, together with interest from the date of Landlord’s payment to the date of Tenant’s reimbursement, within ten days after Tenant’s receipt of Landlord’s written demand therefor accompanied by an invoice showing payment of the premium by Landlord. If, in the opinion of Landlord’s insurance advisor, the amount or scope of Tenant’s insurance coverage is deemed inadequate at any time during the Term of this Lease, Tenant shall increase such coverage to such reasonable amounts and/or scope as Landlord’s advisor reasonably deems appropriate; provided, however, Landlord may not exercise such right unless such election is effective on or after January 1, 2032.
    11.2     Indemnity and Non-Liability.

(A)    As used in this Lease, the term “Landlord Parties” means, collectively, Landlord and Landlord’s agents, employees, contractors, officers, trustees, directors, shareholders, partners or principals (disclosed or undisclosed). Except to the extent resulting from the gross negligence or willful misconduct of Landlord or any Landlord Parties, the Landlord Parties shall not be liability to Tenant for any loss, injury or other damage to Tenant or

Lease GoPro 4.16.26

to Tenant’s property arising from or related to: (1) performance by Landlord, Tenant or others of any repairs, improvements, alterations, additions or installations in or to the Property, Building, the Building equipment and systems or the Premises; (2) defects in the Property or in any equipment in or on the Property; (3) fire, explosion or other casualty; (4) bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; (5) acts of other tenants or persons in or on the Property; or (6) inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences within the scope of the release contained in the foregoing clauses (1) through (5). Tenant hereby waives all claims against the Landlord Parties for any such loss, injury or damage and the cost and expense of defending against claims relating thereto. Notwithstanding any other provision of this Lease to the contrary, in no event shall (a) Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant; or (b) Tenant be liable to Landlord for any punitive damages.
(B)    No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of Tenant’s property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedures without liability to Tenant.
(C)    Except to the extent resulting from the gross negligence or willful misconduct of Landlord or any Landlord Parties, Tenant shall pay, indemnify, defend, protect and hold the Landlord Parties harmless from and against all losses, costs, liabilities, claims, damages, expenses (including, without limitation, reasonable attorney’s fees and disbursements), penalties and/or fines arising from or related to: (1) any default by Tenant in the performance of any of the terms of this Lease on Tenant’s part to be performed; (2) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant; (3) any acts, omissions, negligence, or willful misconduct of Tenant or any such person, or the contractors, agents, employees, invitees, licensees, assignees or sublessees of Tenant or any such person; or (4) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises, regardless of cause. Tenant’s obligations under this Section 11.2 shall survive the expiration or earlier termination of this Lease.
(D)    Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after submission by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in this Section 11.2.
(E)    To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 11.2, 11.3, and 24.10 of this Lease, Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising

Lease GoPro 4.16.26

either before or after the Commencement Date from the gross negligence or willful misconduct of Landlord, its employees or authorized agents in connection with the operation, maintenance or repair of the Common Areas of the Project. The provisions of this Section 11.2(E) shall expressly survive the expiration or sooner termination of this Lease.
11.3    Waiver of Subrogation. Notwithstanding anything to the contrary in the Lease, Tenant and Landlord hereby waive and release any and all right of recovery, whether arising in contract or tort, against the other, including employees and agents, for any and all loss or damage to any property located on, within or constituting a part of the Property (including, without limitation, Tenant’s personal property, fixtures and equipment located on or in the Premises or the Building), which loss or damage arises from the perils that could be insured against under the ISO Causes of Loss-Special policy form CP 1030 or such substantially equivalent policy form as is in effect from time to time (whether or not the party suffering the loss or damage actually carries such insurance, recovers under such insurance or self-insures the loss or damage) or which right of recovery arises from loss of earnings or rents resulting from loss or damage caused by such a peril. This mutual waiver is in addition to any other waiver or release contained in this Lease. Landlord and Tenant shall each have their insurance policies issued in such form as to waive any right of subrogation which might otherwise exist.
11.4    Landlord’s Insurance. Landlord agrees to purchase and keep in force and effect commercial general liability insurance with respect to the Common Areas and insurance on the Building improvements (not including, however, ) for the full replacement cost thereof.
ARTICLE XII
DAMAGE BY CASUALTY
12.1    Notice. Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.
12.2    Restoration of Improvements.
(A)    If the Premises are damaged by fire or other casualty, Landlord shall, unless this Lease is terminated as hereinafter provided, proceed with reasonable diligence and at its sole cost and expense to repair the Premises excluding Tenant’s Alterations and any furniture, fixtures or equipment of Tenant. Tenant shall promptly, at its sole cost and expense, remove such of its furniture and other belongings from the Premises as Landlord shall require in order to repair and restore the Premises. Until any such repairs to the Premises by Landlord are completed (to the extent that Landlord is obligated to make such repairs), the Monthly Fixed Rent shall be abated in proportion to the part of the Premises, if any, that is unusable by Tenant in the conduct of its business. If the fire or other casualty is due to the negligence or misconduct of Tenant, its agents, employees, contractors or invitees, Monthly Fixed Rent shall be abated only to the extent proceeds of Landlord’s rental loss insurance are received, and Tenant shall be liable to Landlord for the amount by which the cost of such repairs exceeds the insurance proceeds received by Landlord subject to Section 11.3 of the Lease.

(B)    If (1) the Premises shall be (i) totally destroyed or substantially damaged, or (ii) partially destroyed or damaged by a casualty not sufficiently, in Landlord’s sole judgment,

Lease GoPro 4.16.26

covered by insurance or, even if covered by insurance, which, in Landlord’s sole judgment, cannot be restored to tenantable condition within 270 days after the casualty, then in either such event Landlord may elect to proceed to rebuild and repair the Premises or to terminate this Lease, effective upon giving notice of such election to Tenant within 60 days after the occurrence of such casualty. Landlord’s obligation to rebuild and repair under this Section 12.2 shall in any event be limited to restoring the Premises to substantially the condition in which they existed at the time of Landlord’s delivery of the Premises to Tenant (but in no event shall Landlord be required to repair any of Tenant’s leasehold improvements (including Tenant’s Work), fixtures, equipment, furniture, furnishings and personal property) and then only to the extent that insurance proceeds shall be sufficient to pay for such restoration. Tenant agrees that, promptly after the completion of such work by Landlord, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its fixtures, equipment and other installations.
(C)    If the Premises are damaged or destroyed and Landlord is required or elects to repair or rebuild, then Landlord shall commence such repair and rebuilding within 90 days after Landlord’s receipt of all required permits and approvals and shall substantially complete such repair and rebuilding no later than 210 days after the commencement thereof. If such restoration cannot reasonably be completed within 270 days after the date of the casualty (as may be extended due to Force Majeure, as defined in Section 24.7), then Tenant shall have the right to terminate this Lease upon 60 days’ prior written notice to Landlord, which written notice shall be required to be delivered within ten (10) business days after the date Landlord provides Tenant with written notice of its estimated time to complete Landlord’s repairs or rebuilding. In addition, if Landlord fails to comply with such 90-day or 210-day periods (as they may be extended due to Force Majeure, as defined in Section 24.7), then Tenant shall have the right to terminate this Lease upon 60 days’ prior written notice to Landlord, unless Landlord commences or substantially completes, as the case may be, such repairs or rebuilding prior to the expiration of such 60-day period, in which case Tenant’s termination notice shall be negated.

(D)    Section 1932(2) of the California Civil Code provides that the “hirer of an thing” may terminate upon partial or total destruction of the thing hired and Section 1933(4) provides that the “hiring of a thing” terminates by the destruction of the thing hired. Such statutes conflict with certain provisions of this Lease. Accordingly, Tenant waives any rights it has or could have under these statutes or similar or successor statutes. In the event of such damage or destruction, the rights, duties and obligations of the parties shall be governed solely by the applicable provisions of this Lease with respect thereto.

12.3    Damage During Last Year of Lease Term. Without limiting Landlord’s rights under Section 12.2, if the Building or Premises shall, in Landlord’s reasonable judgment, be substantially damaged during the last year of the Term of this Lease and Landlord’s estimated time to complete such repairs is greater than ninety (90) days, either Landlord or Tenant may terminate this Lease effective upon giving notice of such election, in writing, to the other within 60 days after the happening of the fire or other casualty.

ARTICLE XIII

Lease GoPro 4.16.26

EMINENT DOMAIN
13.1 Taking of Premises. If during the Term all of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or sale-in-lieu of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises (hereafter called the “Date of Taking”). If so much of the Premises (but less than all) is taken as shall render the Premises untenantable in Landlord’s reasonable judgment, then each of Tenant and Landlord shall have the right to terminate this Lease by giving written notice to the other party of termination within 60 days after the Date of Taking.

    13.2     Partial or Temporary Taking of Building.
(A)    If during the Term, the Building, or any portion thereof, is taken or sold as set out in Section 13.1, then (1) if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Building is necessary as a result thereof, whether or not the Premises are or may be affected, (2) if one-quarter or more of the value, in Landlord’s sole judgment, of the Building is included in such taking or sale, or (3) if such portion of the Common Areas shall be taken as, in Landlord’s sole judgment, materially interfere or prevent access to the Building or reduce the value of the Land and/or the Building by more than one-quarter; then, in any of the foregoing circumstances, Landlord shall have the right to terminate this Lease by giving to Tenant at least 30 days’ prior written notice thereof.
(B)    If during the Term the Building or the Common Areas, or any portion thereof, shall be taken as set out in Section 13.1 for a period of less than one year, this Lease shall remain in full force and effect subject to Section 13.4. If such a taking shall be for a period of one year or more, then the provisions of Section 13.1 and Section 13.2(A), as the case may be, shall be applicable.
(C)    If either party exercises its rights of termination under Section 13.1 or Section 13.2 (and any such right must be exercised within 60 days after the Date of Taking, failing which such right shall be deemed waived), this Lease shall terminate on the date stated in the notice, provided, however, that no termination pursuant to notice hereunder may occur later than 60 days after the Date of Taking.
13.3    Surrender. On the date of any termination under Section 13.1 or Section 13.2, Tenant shall immediately surrender to Landlord the Premises and all interests therein under this Lease and Tenant shall pay Landlord Rent through the date of termination (or through the Date of Taking if such date shall not be the same as the date of termination). Landlord may re-enter and take possession of the Premises and remove Tenant from the Premises.
13.4    Rent Adjustment for Partial Taking. If any portion of the Premises (but less than the whole) is so taken, and no rights of termination herein conferred are timely exercised, the Term shall expire (or, in respect of a taking pursuant to Section 13.2(B), have no force and effect for the period of such temporary taking) with respect to the portion so taken on (or from) the Date of Taking. In such event, the Rent thereafter payable under this Lease shall be

Lease GoPro 4.16.26

adjusted pro rata by Landlord in order to account for the resulting reduction (either temporarily or permanently) in the number of rentable square feet in the Premises.
13.5    Awards. Upon any taking or sale described in this Article 13, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord or anyone else for the value of its property or its leasehold estate under this Lease, or for the costs or removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account a separate award from the condemning authority attributable to the taking of purchase of Tenant’s trade fixtures, or the unamortized cost of alterations or improvements constructed and paid for by Tenant, or the removal or relocation of its business and effects, or the interruption of its business provided that Landlord’s award is not diminished thereby. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.
13.6    Waiver. Tenant hereby waives any right at law or in equity which it might have to terminate this Lease on account of any taking by condemnation or power of Eminent Domain affecting the Premises and/or the Property, including all rights under California Code of Civil Procedure Sections 1265.120 and 1265.130, and any similar or successor statutes. In the event of such a taking, the rights, duties and obligations of the parties shall be governed solely by the applicable provisions of this Lease with respect thereto.
ARTICLE XIV
RIGHTS RESERVED TO LANDLORD
14.1 Access to Premises. Landlord and Landlord’s agents shall have the right (but shall not be obligated) to enter the Premises in any emergency occurring at any time in order to perform any acts related to the safety, protection or preservation thereof or of the Building. At other reasonable times, and upon reasonable prior notice, Landlord may enter the Premises (1) to examine and make such repairs or replacements as Landlord may deem necessary to the Premises or such repairs, replacements and improvements as Landlord may deem necessary or reasonably desirable to any other portion of the Building, (2) for the purpose of complying with Applicable Laws or the provisions of this Lease, (3) for the purpose of posting notices of nonresponsibility, or (4) for the purposes of showing the same to prospective purchasers or mortgagees of the Building, and during the last 12 months of the Term, for the purpose of showing the same to prospective tenants. Tenant shall permit Landlord to use and maintain and replace unexposed pipes and conduits in and through the Premises. Landlord may, during the progress of any work in the Premises, take all necessary materials and equipment into the Premises and close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities without such interference constituting an eviction. Tenant shall not be entitled to any damages by reason of loss or interruption of business or otherwise during such periods. During such periods Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key or otherwise, provided reasonable care is exercised to

Lease GoPro 4.16.26

safeguard Tenant’s property. Such entry shall not render Landlord or its agents liable, nor in such event shall the obligations of Tenant hereunder be affected. If during the last month of the Term Tenant shall have removed all or substantially all of Tenant’s property from the Premises, Landlord may immediately enter, alter, renovate or redecorate the Premises without limitation or abatement of Rent or without incurring liability to Tenant for any compensation, and such act shall have no effect on this Lease or Tenant’s obligations hereunder. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's use of or access to the Premises in connection with any such entry. When entering the Premises, Landlord shall comply with Tenant’s reasonable security measures. Without limiting the generality of the foregoing, any entry other than for an emergency or regularly scheduled janitorial service, maintenance, or other services by Landlord shall be accompanied by a representative of Tenant. If Tenant’s representative shall not be personally present to permit an entry into the Premises when an entry shall be necessary or permissible, Landlord, after attempting to notify Tenant (except in an emergency or for regularly scheduled maintenance) as set forth in this Section, may enter the Premises without rendering Landlord liable therefor, and without relieving Tenant of any obligations under this Lease.

14.2 Additional Rights. Landlord shall have the right, exercisable without notice (except as provided below) and without liability to Tenant for damage or injury to property, person or business, all claims for damage being hereby released, and without effecting an eviction or disturbance of Tenant’s use of possession or giving rise to any claim for setoffs or abatement of Rent, to make such changes in or to the Building, including the building equipment and systems, as Landlord may deem necessary or desirable, provided that any such change does not deprive Tenant of a reasonable means of access to the Premises or unreasonably interfere with the use of the Premises.
ARTICLE XV
ASSIGNMENT AND SUBLETTING
    15.1     General.
    (A)     Landlord’s Consent Required. Except in connection with Permitted
Transfers pursuant to Section 15.1(B), Tenant shall not, voluntarily or involuntarily, by operation of law or otherwise (i) assign, mortgage, pledge, encumber or in any manner transfer this Lease in whole or in part or (ii) sublet all or any part of the Premises, or allow any other person to occupy all or any part thereof, without the prior written consent of Landlord in each instance, and any attempt to do any of such acts without such consent shall be null and void and of no effect. If Tenant is not a publicly-traded company, then a transfer of control of Tenant, including, without limitation, a transfer of stock or partnership interest or the merger, consolidation, sale of all or substantially all of the other assets of Tenant or other corporate or other reorganization of Tenant (whether or not Tenant shall be the surviving entity), shall be deemed an assignment under this Lease and shall be subject to all the provisions of this Article 15, including the requirement of obtaining Landlord’s prior consent (unless such transfer is a Permitted Transfer). The consent by Landlord to any assignment, mortgage, pledge, encumbrance, transfer or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgage, pledge, encumbrance, transfer or subletting. Tenant shall pay to Landlord, upon demand, a fee of $2,500.00 per request and all of the Landlord’s reasonable costs

Lease GoPro 4.16.26

and expenses (including reasonable attorneys’ fees) paid or incurred by Landlord in connection with any proposed assignment of this Lease or subletting of all or any portion of the Premises, whether or not Landlord grants its consent thereto.

    (B)     Permitted Transfers. The term “Permitted Transfer” means Tenant’s assignment of its interest in this Lease to: (i) a successor corporation to Tenant resulting from the merger, consolidation or non-bankruptcy reorganization of Tenant, (ii) a purchaser of all of Tenant’s assets as an ongoing concern, or (iii) an “Affiliate” (as defined below) of Tenant. The term “Permitted Transferee” means the assignee of Tenant’s interest in this Lease pursuant to a Permitted Transfer. Notwithstanding Landlord’s consent right contained in Section 15.1(A), Tenant shall have the right to make Permitted Transfers, and Landlord shall not have a consent right relating to Permitted Transfers, provided that all of the following conditions (the “Permitted Transfer Requirements”) are satisfied: (A) the Permitted Transferee must have a tangible net worth and net current assets sufficient to fulfill the obligations of the original Tenant under this Lease and no less than the tangible net worth of Tenant immediately prior to such Permitted Transfer; and (B) there shall be no change in the use of the Premises for a use other than the Permitted Use; and (C) prior to effectuating any Permitted Transfer (or within ten (10) days thereafter in the event of confidentiality restrictions), Tenant shall (i) notify Landlord of any such Permitted Transfer; (ii) provide to Landlord all information required for Landlord to determine that such transaction is a Permitted Transfer and that the Permitted Transfer Requirements are satisfied; and (iii) execute Landlord’s standard and commercially reasonable form of assignment of lease or confirmation transfer. The provisions of clause (2) of Section 15.2 (Landlord’s recapture right) and Section 15.5     (Landlord’s right to bonus rent) shall not apply with respect to a Permitted Transfer, but each Permitted Transfer shall be subject to all other terms and conditions of this Lease (other than the requirement for Landlord’s consent). Tenant shall remain liable under this Lease after any Permitted Transfer. For the purposes of this Section 15.1(B), the term “Affiliate” of Tenant means an entity controlling, controlled by or under common control with Tenant. “Control” as used herein means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in such entity. Notwithstanding Tenant’s right to make a Permitted Transfer pursuant to the provisions of this Section 15.1(B), Tenant may not, through use of its rights under this Section 15.1(B) make a Permitted Transfer as a subterfuge by Tenant to avoid its obligations under this Lease.

15.2 Tenant’s Notice to Landlord. If Tenant desires to assign this Lease or sublet all or a portion of the Premises, Tenant shall submit to Landlord: (i) the proposed sublease or assignment, which is not to commence prior to 30 days from the date the submission to Landlord occurs, and (ii) sufficient information to permit Landlord to determine the acceptability, financial responsibility, and character of subtenant or assignee. Within 30 days after receipt of the materials and information set forth in above, Landlord shall respond by granting or refusing its consent to the proposed sublease or assignment, as provided in Section 15.3.
15.3 Consent Not To Be Unreasonably Withheld. Landlord shall not unreasonably withhold, condition or delay its consent to the proposed sublease or assignment. Among other reasons that would entitle Landlord to reasonably withhold it consent, such consent shall be

Lease GoPro 4.16.26

deemed to be reasonably withheld if: (i) in the reasonable judgment of Landlord the subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building; (ii) the purposes for which the subtenant or assignee intends to use the Premises or Subject Premises, as the case may be, are not for the Permitted Use; (iii) there is an Event of Default (as defined in Section 17.1); (iv) intentionally omitted; (v) the proposed subtenant or assignee is either a governmental unit (or subdivision or agency thereof) or a present occupant of the Building (unless Landlord has no comparable space available to lease to such present occupant) or is negotiating for space in the Building; (vi) intentionally omitted; (vii) intentionally omitted; or (viii) the proposed use or occupancy of the Premises or Subject Premises, as the case may be, by the assignee or sublessee would either violate any Applicable Law or would impose any obligation upon Landlord to comply with any of the foregoing or increase Landlord’s obligation to comply with any of the foregoing. Notwithstanding anything to the contrary contained in this Lease, Tenant’s sole right and remedy in any dispute as to whether Landlord’s consent to a proposed sublease or proposed assignment has been unreasonably withheld shall be an action for declaratory judgment, specific performance, or actual damages, and Tenant shall not be entitled to any remedy that would permit Tenant the right to terminate the Lease.

15.4 Terms and Conditions Consent. If Landlord grants consent to any assignment or sublease hereunder, it shall be upon and subject to the following terms: (i) the terms and conditions of this Lease shall in no way be deemed modified, abrogated or amended; and (ii) the consent shall not be deemed a consent to any further subletting or assignments by either Tenant, subtenants or assignees. Landlord’s consent shall be documented by Landlord’s commercially reasonable standard form of consent. Pursuant to such form of consent, if Tenant shall assign this Lease, the assignee shall expressly assume all obligations of Tenant; and if Tenant shall sublease any portion or all of the Premises as permitted herein, such subtenant will attorn to Landlord, at Landlord’s option and written request, if this Lease terminates before the expiration of the sublease. Tenant shall not be released from any obligations or liabilities under this Lease as a result of any assignment of this Lease or sublet of all or any portion of the Premises.

15.5 Excess Consideration. If Tenant shall assign this Lease or sublet all or any portion of the Premises pursuant to the terms of this Article 15, then Tenant shall pay Landlord as Additional Rent, fifty percent (50%) of the excess payments or other economic consideration whether denominated as rent or otherwise (together with escalations) payable to Tenant under the sublease or assignment which are in excess of the Fixed Rent plus Additional Rent payable to Landlord under this Lease (or, if only a portion of the Premises is being sublet, the excess payments or other economic consideration allocable on a rentable square footage basis to the space sublet), after first deducting Tenant’s direct, out-of-pocket costs and expenses for alterations performed in connection with such assignment or sublease, legal fees and brokerage commission paid by Tenant to procure the assignee or subtenant. Any such costs for alterations and brokerage commissions shall be amortized on a straight-line basis over the term of the sublease, in the case of a sublease, or over the remaining Term of this Lease, in the case of an assignment.

ARTICLE XVI
BANKRUPTCY

Lease GoPro 4.16.26

16.1 Bankruptcy. If at any time after the execution and delivery of this Lease, there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant’s property, which is not dismissed within sixty (60) days, or if Tenant makes a general assignment for the benefit of creditors, this Lease, (a) if such event shall occur prior to the Commencement Date, shall ipso facto be cancelled and terminated, or (b) if such event shall occur on or after the Commencement Date, at the option of Landlord to be exercised within 60 days after notice of the happening of any one or more of such events, may be cancelled and terminated, and in any such event of termination neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by virtue of any other provision in this Lease or by virtue of any statute or rule of law, may retain as damages any Rent, Security Deposit, or moneys received by it from Tenant or others on behalf of Tenant.
16.2 Measure of Damages. In the event of the termination of this Lease pursuant to Section 16.1, Landlord shall be entitled to the same rights and remedies as set forth in Article 17.
ARTICLE XVII
DEFAULT
17.1 Events of Default. Each of the following shall be deemed an “Event of Default” by Tenant under this Lease:
(A)    Tenant failure to pay any installment of Rent or any portion thereof when the same shall be due and payable, where such failure continues for more than three (3) days after written notice of such failure.
(B)    Tenant abandonment the Premises.

(C)    Tenant’s allowing a lien upon the Premises and/or the Building which is not released within the applicable notice and period set forth in Section 8.3.

(D)    Tenant’s failure to provide (i) evidence of insurance or maintain insurance pursuant to Article XI, (ii) an estoppel certificate within the period of time specified in Section 21.1; and/or (iii) any documents required pursuant to Section 21.2 or Section 24.13; where such failure is not cured within five (5) business days after receipt of written notice of such failure.

(E)    Tenant’s violation, failure to comply with or default in the performance of any other provision of this Lease and Tenant shall have failed to cure such default within 20 days after written notice from Landlord of such violation, noncompliance or default (in the case of a default which cannot with due diligence be cured within a period of 20 days, Tenant shall have such additional time, but in no event to exceed 90 days in the aggregate, to cure same as may reasonably be necessary, provided that Tenant commences curing such default within the 20-day period and proceeds promptly, effectively, continuously and with due diligence to cure such default after delivery of said notice).

Lease GoPro 4.16.26

In the event that Landlord serves Tenant with a notice to pay rent or quit or notice to quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 17.1.
    17.2     Landlord’s Remedies. Following any Event of Default, Landlord may exercise any one or more of the following remedies (in addition to any and all other remedies available at law or in equity) without further notice or demand of any kind to Tenant or any other person, except as required by applicable law:

(A)    Landlord shall have the right to terminate this Lease and Tenant’s right to possession of the Premises and to reenter the Premises, take possession thereof and remove all persons from the Premises.
(B)    Landlord shall have the right to continue this Lease in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease as described in California Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease, shall not constitute a termination of Tenant’s right to possession. Upon and after such entry into possession Landlord may, but shall have no obligation to, relet the Premises, or any part thereof, for the account of Tenant, to any person, firm or corporation, other than Tenant, for such Rent, for such time and upon such terms as Landlord, in Landlord’s sole discretion, shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instruction given by Tenant about such reletting.
(C)    Landlord shall have the right, even though it may have reentered the Premises in accordance with Section 17.2(B), to elect thereafter to terminate this Lease and Tenant’s right to possession of the Premises.

(D)    Landlord shall have the right to perform any act, obligation or other commitment required of or by Tenant that Tenant has not performed for any reason whatsoever (including, without limitation, obtaining insurance coverage) and to charge Tenant as Additional Rent all costs and expenses incurred by Landlord for such performance, together with interest thereon at the Default Rate from the Dates of Landlord’s expenditures until paid.
    17.3     Damages.
    (A)     Should Landlord terminate this Lease and Tenant’s right to possession of the Premises, Landlord may exercise all rights and remedies available to Landlord and California Civil Code Section 1951.2, including the right to recover from Tenant, as damages, all of the following:

Lease GoPro 4.16.26

(i)    The worth at the time of award of any unpaid rent and other sums due under the Lease which has been earned at the time of such termination;

(ii)    The worth at the time of award of the amount by which the unpaid rent and other sums due under the Lease which would have been earned after termination until the time of award exceeds the amount of such rental or other loss Tenant proves could have been reasonably avoided;
(iii)    The worth at the time of award of the amount by which the unpaid rent and other sums due under the Lease for the balance of the Term after the time of award exceeds the amount of such rental or other loss that Tenant proves could be reasonably avoided;
(iv)    Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
(v)    Such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable law.
As used in subparagraphs (i) and (ii) of this Section 17.3(A), the “worth at a time of award” is computed by allowing interest at the Default Rate. As used in subparagraph (iii) of this Section 17.3(A), the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). All Rent, other than Monthly Fixed Rent, shall be for the purposes of calculating any amount due under the provisions of subparagraph (iii) of this Section 17.3(A), be computed on the basis of the average monthly amount thereof accruing during the immediately preceding 12-month period, except that, if it becomes necessary to compute such rental before a 12-month period has occurred, then such rental shall be computed on the basis of the average monthly amount accruing during such shorter period.

(B)    If the Premises shall be leased or re-let, Landlord shall credit Tenant with the net rents, if any, received by Landlord from such leasing or re-letting for any period prior to the Expiration Date, such net Rent to be determined by first deducting from the gross rents as and when received by Landlord from such leasing or re-letting the expenses incurred or paid by Landlord in terminating this Lease or of re-entering the Premises and of securing possession thereof, as well as the expense of leasing and re-letting, including altering and preparing any portion of the Premises for new tenants, brokers’ commissions and all other expenses properly chargeable against the Premises and the rental therefrom; but in no event shall Tenant be entitled to receive any excess of such net rents over the Rent, payable by Tenant to Landlord hereunder.
(C)    Suit or suits for the recovery of any and all damages, or any installments thereof, provided for hereunder may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this Article 17, or under provisions of any law, or had Landlord not re-entered the Premises.

Lease GoPro 4.16.26

(D)    Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any damages to which Landlord may lawfully be entitled in any case other than those particularly provided for above. All of the Landlord’s remedies set forth above shall be cumulative and in addition to any and all other remedies available to Landlord at law or in equity.
17.4    Waiver of Jury Trial. To the fullest extent permitted by the applicable law, the parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or the interpretation thereof, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage.
17.5    Default by Landlord. Landlord shall not be deemed in default of this Lease unless Landlord fails to perform an express obligation required to be performed by Landlord pursuant to this Lease within 30 days after receipt by Landlord of written notice from Tenant specifying in detail the obligation which Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days after such notice are reasonably required for its performance, then Landlord shall not be in default of this Lease if performance is commenced within such 30-day period and thereafter diligently pursued to completion.
ARTICLE XVIII
SURRENDER
18.1    Possession. Upon the expiration or earlier termination of this Lease, Tenant shall immediately quit and surrender possession of the Premises in as good a state and condition as they were when entered into, reasonable wear and tear and casualty damage excepted, and shall remove all Alterations required to be removed pursuant to Section 8.2 and shall repair all damage caused by such removal. Upon such surrender, all right, title and interest of Tenant in the Premises shall cease. Tenant’s obligation to surrender the Premises in the condition required above shall survive the expiration or earlier termination of the Lease.
18.2    Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, but shall, at Landlord’s option, terminate all of any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases of subtenancies. Landlord’s option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Premises or any part thereof.
ARTICLE XIX
HOLDING OVER
19.1 Holding Over. If Tenant retains possession of the Premises or any part thereof after the expiration or earlier termination of this Lease, Tenant shall pay as Rent a sum equal to one hundred fifty percent (150%) of the amount, including Monthly Fixed Rent and Additional Rent hereunder, payable for the month preceding such holding over computed on a daily basis for each day that Tenant remains in possession. Tenant shall also be liable for and shall pay to Landlord,

Lease GoPro 4.16.26

all damages, consequential as well as direct, sustained by reason of Tenant’s holding over. The provisions of this Section 19.1 do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant. The provisions of this Section 19.1 shall survive the expiration or termination of this Lease.

ARTICLE XX
REMEDIES CUMULATIVE
20.1 No Waiver. No waiver by Landlord or Tenant of a breach of any covenants, agreements, obligations or conditions of this Lease shall be construed to be a waiver of any future breach of the same or any other covenant, agreement, obligation or condition hereof. No receipt of money by Landlord from Tenant after notice of default, or after the termination of this Lease or the commencement of any suit or final judgment of possession of the Premises, shall reinstate, continue or extend the term of this Lease or affect any notice, demand or suit. The rights and remedies of Landlord under this Lease are cumulative, and the use of one remedy shall not be construed to exclude or waive the right to the use of another, or exclude any other right or remedy allowed by law.
ARTICLE XXI
ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT
21.1 Estoppel Certificate. Tenant shall at any time and from time to time, no later than fifteen (15) days after request by Landlord, execute and deliver, in form and substance satisfactory to Landlord, an estoppel certificate certifying: the date Tenant accepted occupancy of the Premises; the date to which Rent has been paid; the Commencement Date and the Expiration Date; the amount of any Security Deposit; that this Lease is in full force and effect and has not been modified or amended (or if modified or amended, describing the same); that to Tenant’s knowledge without duty of inquiry or investigation there are no currently existing defenses or offsets to Tenant’s rental or other obligations under this Lease (or if any are claimed, describing the same); that to Tenant’s knowledge without duty of inquiry or investigation there are no defaults on the part of Landlord under this Lease (or if any are claimed, describing the same); and such other matters as Landlord may reasonably request. Tenant’s failure to deliver such certificate within 15 days after demand shall be an Event of Default under this Lease (subject to the notice and cure period set forth in Section 17.1(D) above) and shall conclusively be deemed Tenant’s representation that (1) Rent has not been paid more than 30 days in advance, (2) this Lease is in full force and effect and has not been modified or amended except as indicated by Landlord, (3) there are no defenses of offsets to Tenant’s rental or other obligations under this Lease, and (4) there are no defaults on the part of Landlord under this Lease.

21.2 Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Premises or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”). If the interest of Landlord in the Premises is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any

Lease GoPro 4.16.26

judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner’s request, shall execute a new lease confirming the lease terms of this Lease. In furtherance of the foregoing, any such successor to Landlord shall not be liable for any offsets or defenses of the “landlord” under the Lease accruing prior to the date that such new owner exercises its rights pursuant to the preceding sentence, except for offsets specifically set forth in this Lease and provided that the Successor Landlord shall not be released from the obligation to cure any continuing defaults. Tenant shall execute and deliver to Landlord, within fifteen (15) days after written request by Landlord, a subordination, nondisturbance and attornment agreement, in commercially reasonable form, (a) evidencing the subordination of this Lease with respect to such Encumbrance, and (b) providing that this Lease will not be terminated following foreclosure of such Encumbrance provided that Tenant is not in default under this Lease beyond the expiration of any cure periods provided in this Lease. Landlord represents that there are no ground lease, mortgages deeds of trust or other security interest encumbering the Premises or the Building as of the date of this Lease.

    21.3     Mortgages. Tenant agrees to give any holder of any Encumbrance covering any part of the Premises (“Mortgagee”), by certified mail or overnight courier, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within 30 days from the effective date of such notice of default, then the Mortgagee shall have an additional 30 days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure) so long as the Mortgagee diligently prosecutes such cure to completion, and this Lease shall not be terminated so long as such remedies are being diligently pursued.

ARTICLE XXII
QUIET ENJOYMENT
22.1 Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon payment by Tenant of the Rent hereunder and upon the observance and performance of all of the terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, free of all claims from Landlord, but subject, nevertheless, to the terms and conditions of this Lease (including, without limitation, the provisions of Article 21).

ARTICLE XXIII
NOTICES
23.1 Notices. All notices, requests, consents or other communications required or permitted to be given pursuant to this Lease must be given in writing and must be delivered: (a) in person; (b) by U.S. Postal Service certified mail (postage prepaid, return receipt requested); or (c) by a commercial overnight courier that guarantees next day delivery and provides a record of

Lease GoPro 4.16.26

delivery; or, except for default notices, (d) by email. In order to be deemed given, any notice sent by email must be followed-up with a hard copy sent within one business day by regular (i.e., not certified) mail. Notices shall be directed as to the parties at their respective addresses specified in Article 1. Each party may from time to time specify a different address by sending a written notice to the other party in accordance with this Section. Notices delivered in person, by certified mail or by courier shall be effective upon delivery or refusal to accept delivery. Notices sent by email shall be deemed to have been given upon receipt by the recipient’s email server.

ARTICLE XXIV
MISCELLANEOUS PROVISIONS
    24.1     Time. Time is of the essence of this Lease and all its provisions.
    24.2     Applicable Law and Construction.
(A)    This Lease shall be governed by and construed under the laws of the State of California.
(B)    The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though fully expressed. If there is more than one person or entity who or which are Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several. The relationship between Landlord and Tenant created hereunder shall be that of lessor and lessee and nothing herein shall be construed as creating any joint venture or partnership. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.
(C)    Except where headings are defined terms followed by their definitions, the headings or titles to the Articles, Sections and Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. Unless expressly provided otherwise, the word “including” shall not be construed in its inclusive sense, and not in limitation, whether or not language of non-limitation (such as “without limitation” is used. The term “business day” means Monday through Friday, but excluding Federal and State holidays. The term “Building Standard” means Landlord’s then current standard for Building furnishings, fixtures, signage and other items and matters. If any time period in this Lease is calculated based a certain number of “months”, then that time period shall be calculated based on the way that dates are numbered in the applicable months, rather than the actual number of days elapsed (for example, the period from February 15 to March 15 is considered one month, notwithstanding that such period contains fewer than 30 days, and the period from September 15 to December 15 is considered three months, notwithstanding that such period contains 91 days). Unless the context requires otherwise, references in this Lease to Articles, Sections, Paragraphs and Exhibits refer to the Articles, Sections, Paragraphs and Exhibits of this Lease. The Articles of this Lease are sometimes indicated with Roman numerals and sometimes with Arabic numerals, with the same import and effect. All Exhibits attached to this Lease are incorporated into this Lease by reference. Any Exhibit showing the location of the

Lease GoPro 4.16.26

Premises is intended only to show the approximate location of the Premises in the Building, and is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the Common Area, or the elements thereof, or of the access ways to the Premises or the Building. The depiction of any interior windows, cubicles, modules, furniture or equipment in any such Exhibit, if shown, is for illustrative purposes only, but does not mean that such items exist in the Premises or the Building, or that Landlord shall be obligated to provide, install or construct any such items. The inclusion in any such Exhibit of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building, if any, does not mean that such items are part of the Premises or the Building. All provisions of this Lease have been negotiated by Landlord and Tenant at arms’ length and neither party shall be deemed the drafter of this Lease. Accordingly, this Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties as Landlord or Tenant.
24.3 Parties Bound. It is agreed that this Lease, and each and all the covenants and obligations hereof, shall be binding upon and inure to the benefit of, as the case may be, the parties hereto, their respective heirs, executors, administrators, successors and assigns, subject to all agreements and restrictions herein contained with respect to assignment or other transfer of Tenant’s interest herein.
24.4 No Representations by Landlord. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Property or the Building, the Premises, permissible uses of Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it, in whole or in part, or a surrender of this Lease or of the Premises or any part thereof or of any interest of Tenant therein unless such executory agreement is in writing and signed by Landlord and Tenant.
24.5 Brokers. Tenant warrants that it has had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Lease other than the Brokers identified in Article 1. Tenant agrees to indemnify and hold harmless Landlord from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any other broker or agent (other than the broker(s) identified in Article 1) with respect to this Lease on account of Tenant’s dealings with such other broker or agent. Landlord shall pay commissions in connection with this Lease to the Brokers pursuant to a separate written agreement.

24.6 Severability; Execution. The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision. This Lease may be signed electronically. Faxed and emailed signatures shall be deemed originals.

Lease GoPro 4.16.26

24.7 Force Majeure. If either Landlord or Tenant shall be delayed or hindered in the performance of, or prevented from performing, any act required of Landlord or Tenant by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or any other cause beyond the reasonable control of Landlord (collectively, “Force Majeure”, then performance of such act shall be extended for a period equivalent to the period of such delay. Landlord and Tenant each agrees that, notwithstanding Applicable Law, the doctrine of force majeure shall not apply to the payment of Rent or the commencement of Rent and, in consideration of Landlord’s covenants under this Lease, Tenant hereby waives, with respect to the payment of Rent, all defenses to the payment of Rent and affirmative claims regarding the payment of Rent that may be afforded by the doctrines of force majeure, impracticability, frustration of purpose or similar doctrines.

24.8 Definition of Landlord. As used in this Lease, the term “Landlord” shall mean only the owner, or the mortgagee in possession, for the time being, of the Building or the owner of a lease of the Building, so that in the event of any sale of the Building or of said lease, or in the event of a lease of the Building, said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter accruing, so long as such purchaser or lessee has assumed and agreed to perform and observe any and all covenants and obligations of Landlord hereunder.
24.9 No Option. The submission of this Lease for examination or execution does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

24.10 Exculpatory Clause. Notwithstanding any other provision in this Lease, Landlord’s liability under, and in any way related to, this Lease is limited to Landlord’s interest in the real estate comprising the Premises. Neither Landlord nor any of Landlord’s constituent members (whether partners, shareholders, officers, directors, trustees, employees or otherwise) shall ever be personally liable under this Lease or for any judgment against Landlord. Tenant shall look solely to Landlord’s interest in the real estate comprising the Premises and the proceeds of the sale or rental thereof. Tenant, on behalf of itself and all of its successors, hereby waives any and all rights of recovery against Landlord and Landlord’s constituent members (whether partners, shareholders, officers, directors, trustees, employees or otherwise), except to the extent of Landlord’s interest in the real estate comprising the Premises, as provided above. Any lien obtained as a result of any judgment obtained against Landlord and any levy of execution thereon shall be subject and subordinate to all liens, mortgages or deeds of trust encumbering the Premises.

24.11 No Recording. Tenant shall not record this Lease or any memorandum thereof or reference thereto; provided that Tenant shall have the right to make public SEC filings with respect to the Lease.
24.12 No Light, View or Air Easements. Any diminution or shutting off of light, view or air by any structure which may be erected on lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord.

Lease GoPro 4.16.26

24.13 Financial Statements. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease; provided, however, for so long as Tenant’s financials are generally available to the public at large, Tenant shall not be required to provide any financial statements or information pursuant to this Section. Except in connection with a proposed financing or sale of the Property, Landlord may not request such financial statements or information more frequently than once in any calendar year.

24.14 Warranty of Authority. Tenant hereby represents and warrants to Landlord that: (i) Tenant has full power and authority to execute and deliver this Lease and that the person or persons signing this Lease on behalf of Tenant is/are authorized to sign this Lease on behalf of Tenant; (ii) this Lease has been duly and validly authorized, executed and delivered by Tenant and no other authorization or third party consent is required; and (iii) this Lease is enforceable against Tenant in accordance with its terms. Landlord hereby represents and warrants to Tenant that: (i) Landlord has full power and authority to execute and deliver this Lease and that the person or persons signing this Lease on behalf of Landlord is/are authorized to sign this Lease on behalf of Landlord; (ii) this Lease has been duly and validly authorized, executed and delivered by Landlord and no other authorization or third party consent is required; and (iii) this Lease is enforceable against Landlord in accordance with its terms.
24.15 USA Patriot Act and Anti-Terrorism Laws. Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its constituent owners (to the extent owning more than 20% of the outstanding capital stock of Tenant) or affiliates currently are, or shall be at any time during the Term, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”). Tenant covenants with Landlord that neither Tenant nor any of its constituent owners (to the extent owning more than 20% of the outstanding capital stock of Tenant) or affiliates is or shall be during the Term a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, or at any replacement website or other replacement official publication of such list; and/or (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v) above. At any time and from time to time during the Term, Tenant shall deliver to Landlord, within ten days after receipt of a written request, a

Lease GoPro 4.16.26

written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 24.15.
24.16 Civil Code Section 1938 Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby discloses, and Tenant hereby acknowledges, that the Premises have not been inspected by a Certified Access Specialist (CASp). California Civil Code Section 1938 also requires that this Lease contain the following statement:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs to correct violations of the construction-related accessibility standards within the premises.”
In accordance with the foregoing, Tenant, upon at least 30 days’ prior written notice to Landlord, shall have the right to require a CASp inspection of the Premises. If Tenant requires a CASp inspection of the Premises, then: (i) the CASp inspection shall be limited to the Premises; (ii) the CASp inspection shall be performed by a CASp who has been approved or designated by Landlord prior to the inspection; (iii) Landlord and Tenant shall mutually agree on the arrangements for the time and manner of the CASp inspection during such 30-day period; (iv) Tenant shall immediately provide Landlord with a copy of the CASp report; (v) Tenant shall keep confidential the information contained in the CASp report; (vi) Tenant shall be solely responsible to pay the cost of the CASp inspection as and when required by the CASp; and (vii) Tenant shall pay to Landlord, as and when required by Landlord, the cost of making any repairs to correct violations of the construction-related accessibility standards within or relating to the Premises identified by such inspection.
24.17 Energy Disclosure. If Tenant contracts directly for the provision of electricity, gas or water services to the Premises with a third party provider, then Tenant shall, within five business days following its receipt of written request from Landlord, provide Landlord with a copy of each requested invoice from the applicable utility provider. Tenant acknowledges that Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including prospective purchases, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 24.17 shall survive the expiration or earlier termination of this Lease.

Lease GoPro 4.16.26

[signatures to follow on succeeding page]

Lease GoPro 4.16.26

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date set forth in Article 1.

LANDLORD: PENLARK, L.P., a California limited partnership By: Pell Development Company, Inc., a California corporation Its: General Partner By: /s/ Karen Pell Karen Pell, Chief Executive Officer	TENANT: GoPro, Inc., a Delaware corporation By: /s/ Brian Tratt Name: Brian Tratt Title: CFO By: Name: Title:

Lease GoPro 4.16.26

EXHIBIT A
FLOOR PLAN SHOWING PREMISES

Third Floor

Peninsula Office Park
Building Two
2855 Campus Drive
San Mateo, California

Page of
Lease GoPro 4.16.26

EXHIBIT B
WORK LETTER
THIS WORK LETTER AGREEMENT (“Agreement”) is made and entered into by and between PenLark, L.P. (“Landlord”), and GoPro, Inc., a Delaware corporation (“Tenant”), and is a part of the lease between Landlord and Tenant to which this Agreement is attached (the “Lease”). This Agreement sets forth the obligations of the parties with respect to the initial improvement of the Premises. Capitalized terms that are used herein and defined in the Lease shall have the meaning given therein. Landlord and Tenant agree as follows:
1.     Tenant’s Work.    As used in this Agreement, the term “Tenant’s Work” means that work that Tenant shall have the right to perform, which shall be described in more detail and shown on the Working Drawings (as defined below), as modified by any change orders approved by Landlord. In general terms, Tenant’s Work shall include all work required for Tenant to use and occupy the Premises as permitted by the Lease and as required by Applicable Laws. Tenant’s construction of Tenant’s Work shall be at Tenant’s sold cost and expense, subject to the Construction Allowance described below. Tenant shall ensure that Tenant’s Work complies with all Applicable Laws. Only new and high quality materials of a type consistent with Class A office space shall be used in Tenant’s Work. Tenant’s Work may be completed in phases. Tenant’s Work shall also be deemed to include, and Tenant shall be required to perform at its sole cost and expense (subject to the Construction Allowance) pursuant to this Agreement, all other work in the Premises, the Building, and/or at the Project that is: (i) triggered or necessitated under Applicable Laws by the work described in the Working Drawings (or any other work performed by Tenant), including, without limitation, all fire and life safety code compliance work and all work required to be performed pursuant to Applicable Laws relating to handicap access; and/or (ii) required in connection with the performance of the work described in the Working Drawings (or any other work performed by Tenant) due to physical site conditions or engineering requirements. As part of the Tenant’s Work, Tenant shall, subject to receipt of Landlord’s reasonable consent as to the specifications thereof, have the right to (a) install communication conduit, (b) specify, purchase, and utilize its own cosmetic and/or decorative materials including, but not limited to, floor coverings, paint and wall covering, (c) use floor cores that do not interfere with the structural integrity of the floor, and (d) secure the Premises during and after business hours.

2.    Approval of Contractors. Tenant shall directly contract with all architects, engineers, consultants, contractors and subcontractors (collectively, “Tenant’s Contractors”) with respect to the design, construction and performance of Tenant’s Work. Tenant’s general contractor, mechanical, electrical, plumbing, and HVAC contractors shall be subject Landlord’s prior review and written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall submit to Landlord, prior to the commencement of construction, the following information: (i) with respect to each of Tenant’s Contractors, the name of the company and primary contact person, complete with address, email, phone number and fax number (ii) the construction cost breakdown and total cost for all portions of Tenant’s Work; (iii) the commencement date of construction and the estimated date of
Exhibit B

Lease GoPro 4.16.26

completion of Tenant’s Work; and (iv) evidence of insurance as required by Section 7 below. If so required by Applicable Laws, Tenant must use union labor.

3.    Construction Allowance. In the manner provided in this Section 3, Landlord shall pay to Tenant a “Construction Allowance” of up to $500,000.00 (calculated at the rate of $20.00 per rentable square foot), but not exceeding the actual cost of Tenant’s Work. The Construction Allowance may be used only for the cost of preparing plans for Tenant’s Work, for the cost of permits and approvals for Tenant’s Work, for the commercially reasonable costs charged by Tenant’s engineers, construction consultants, and construction managers and for the hard costs of Tenant’s Work. In no event shall the Construction Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. Notwithstanding the foregoing, the Construction Allowance may also be used for the items set forth in the last sentence of Section 1 of this Work Letter. Upon the completion of Tenant’s Work, Tenant shall submit to Landlord a written notice indicating that Tenant has completed Tenant’s Work, which notice shall be accompanied by all of the following (collectively, “Tenant’s Completion Notice”), which are subject to Landlord’s reasonable review and approval: (i) an application for payment and sworn statement of Tenant’s general contractor substantially in the form of AIA Document G702 covering all of Tenant’s Work; (ii) copies of paid invoices and final, unconditional lien waivers from Tenant’s architect, engineer, general contractor and all subcontractors, showing that full payment has been received for the design and construction of Tenant’s Work ; (iii) certification from Tenant’s architect and engineer that all of Tenant’s Work has been completed in accordance with the Working Drawings approved by Landlord and in compliance with all Applicable Laws; (iv) a copy of the building permit or job card for Tenant’s Work, showing that Tenant’s Work has been finally approved by the appropriate inspectors; and (v) a Certificate of Occupancy and any other evidence required by Landlord indicating that all legal requirements for Tenant’s occupancy of the Premises have been satisfied, that Tenant’s Work has been completed according to the approved Working Drawings and that the cost of all labor and materials has been paid in full. Tenant has an absolute obligation to provide the documents and materials listed above; such documents and materials are not merely conditions to Landlord’s obligation to pay the Construction Allowance. Landlord shall deduct from the Construction Allowance, prior to disbursement to Tenant, a construction management fee payable to Landlord in the amount of one and one-half percent (1.5%) of the total hard and soft costs of Tenant’s Work. Landlord shall pay the Construction Allowance to Tenant within 30 days after the date of Landlord’s receipt of Tenant’s Completion Notice (including all of the materials and documentation specified above) with respect to the Tenant’s Work or a phase of thereof. Landlord shall not be required to pay any portion of the Construction Allowance at any time during which Tenant is in default under the Lease or this Agreement. Tenant shall not be entitled to any credit for any unused portion of the Construction Allowance. Tenant shall have no right to any portion of the Construction Allowance after May 31, 2028.

If Landlord fails to make a disbursement from the Construction Allowance in accordance with the terms hereof, and the amount thereof remains unpaid by Landlord for 30 days after written notice from Tenant to Landlord and which notice describes in detail the basis on
Exhibit B

Lease GoPro 4.16.26

which Tenant asserts that Landlord has wrongfully failed to disburse such amount, Tenant may, after Landlord’s failure to pay such amounts within 10 business days after Tenant’s second written notice to Landlord’s stating in bold and all caps 12 point font that Tenant intends to offset against Monthly Fixed Rent the amount which Landlord has wrongfully failed to disburse, offset the amount thereof against the Monthly Fixed Rent payment(s) next due and owing under the Lease. However, if Landlord notifies Tenant prior to the expiration of such 10 business day period that Landlord disputes whether Landlord has wrongfully failed to disburse funds and/or the amount claimed by Tenant, and if Landlord and Tenant are not able to reach agreement with respect to the disputed matters (with Landlord disbursing any undisputed amounts which Landlord is required to disburse under this Work Letter) within ten (10) business days after Tenant’s receipt of such notice from Landlord, the parties shall submit such dispute to arbitration conducted by the American Arbitration Association in San Francisco in accordance with the “Expedited Procedures” of its Commercial Arbitration Rules in which case Tenant shall not withhold from Monthly Fixed Rent unless and until Tenant prevails in such arbitration and the arbitrator concludes that Tenant has the right to exercise such offset right and determines the amount owed to Tenant by Landlord, if any. All costs associated with arbitration shall be awarded to the prevailing party as determined by the arbitrator.

4.    Approval of Plans for Tenant’s Work
(a)    Preliminary Plans. Tenant shall deliver to Landlord, for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, a preliminary set of plans and specifications for Tenant’s Work (the “Preliminary Plans”). Within 15 business days after Landlord’s receipt of the Preliminary Plans, Landlord shall either approve or reasonably disapprove the Preliminary Plans. If Landlord disapproves the Preliminary Plans, then Landlord shall state in reasonable detail the changes that Landlord requires to be made thereto.
(b)    Working Drawings. Following Landlord’s approval of the Preliminary Plans, Tenant shall deliver to Landlord, for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, complete plans, specifications and working drawings which incorporate and are consistent with the Preliminary Plans, as previously approved by Landlord, and which show in detail the intended design, construction and finishing of all portions of Tenant’s Work, in sufficient detail for construction (the “Working Drawings”). Within 15 business days after Landlord’s receipt of the Working Drawings, Landlord shall either approve or reasonably disapprove the Working Drawings. If Landlord disapproves the Working Drawings, then Landlord shall state in reasonable detail the changes that Landlord requires to be made thereto. After Landlord has approved the Working Drawings, Tenant must obtain Landlord’s prior written approval of any changes to the Working Drawings (except for minor changes customarily made in the field), which approval Landlord shall not be unreasonably withheld, conditioned or delayed.

Exhibit B

Lease GoPro 4.16.26

(c)    Approval. Landlord’s approval of any of Tenant’s plans or specifications shall not be valid unless such approval is in writing and signed by Landlord. Landlord’s approval of any of Tenant’s plans, including any preliminary draft or version thereof, shall not be deemed to be a representation as to their completeness, adequacy for Tenant’s intended use of the Premises of compliance with Applicable Laws.

(d)    Changes. Tenant must obtain Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed, prior to performing any work not shown on the Working Drawings as approved by Landlord (except for minor changes customarily made in the field).

(e)    Space Plan Allowance. In addition to the Construction Allowance, Landlord shall pay to Tenant an allowance of up to $3,750.00 (calculated at the rate of $0.15 per rentable square foot) for the actual costs of Tenant’s space plans and/or the Preliminary Plans.
5.     Notice of Nonresponsibility.     No later than 20 days prior to the commencement of Tenant’s Work, Tenant shall notify Landlord of the commencement of work and Landlord shall have the right to post in a conspicuous location on the Premises and/or Building, as well as to record in the County Recorder’s office, a Notice of Nonresponsibility.

6. Commencement and Performance of Tenant’s Work.
(a) Commencement. Once commenced, Tenant shall diligently complete Tenant’s Work.
(b) Coordination and Regulation of Tenant’s Work. Tenant’s Work shall be performed in compliance with this Agreement and subject to all relevant provisions of the Lease, and in accordance with reasonable rules and regulations as Landlord shall promulgate from time to time. Tenant acknowledges that other construction work may be in progress at the Building and that conflicts between Tenant’s Work and such other work shall be subject to final resolution by Landlord’s representatives. Tenant’s Contactors shall perform Tenant’s Work in a manner and at times that do not interfere with the ongoing business operations in the Building or with other construction in the Building.

(c) Staging Areas. Storage of Tenant’s Contractors’ construction materials, tools and equipment shall be confined within the Premises. In no event shall any materials of debris be stored in the common areas. Tenant’s Contractors shall not run pipes or conduits over or through any other tenant’s space, or the common areas, except as directed by Landlord.

(d) Responsibility for Contractors. Tenant shall be fully responsible for, and shall indemnify, defend and protect Landlord with respect to, the operations and activities of Tenant’s Contractors. Tenant’s Contractors must repair any damage that they cause to any
Exhibit B

Lease GoPro 4.16.26

portion of the Premises or the Building. Any damage to any work caused to Tenant’s Contractors, shall be at Tenant’s sold cost and expense.

7. Insurance Required of Tenant and Tenant’s Contractors

(a)     Workers’ Compensation and Liability Insurance.     Tenant’s general contractor and all subcontractors shall carry, at a minimum, the following coverages, with the following limits of liability:

(i)     Workers’ Compensation. Workers’ Compensation, as required by state law, plus Employer’s Liability Insurance, with a limit of not less than $1,000,000.00, and any other insurance required by any employee benefit statute or other similar statute.
(ii )    Liability. Commercial General Liability Insurance (including of liability of not less than $3,000,000.00 for the general contractor (with an annual general aggregate limit of not less than $5,000,000.00) and $2,000,000.00 for each subcontractor (with an annual general aggregate limit of not less than $4,000,000.00). The foregoing limits must at all times be separately available to the Premises. Such insurance shall not exclude coverage for explosion, collapse and underground hazard. All such insurance shall provide coverage against any and all claims for bodily injury, including death resulting therefrom, and damage to or destruction of property of any kind whatsoever and to whomsoever belonging and arising from such contractor’s operations, whether such operations are performed by Tenant’s general contractor, subcontractors or any of their subcontractors, or by anyone directly or indirectly employed by any of them.
    (b)     Tenant’s Liability Insurance. At all times during the performance of Tenant’s Work, Tenant shall obtain and maintain the liability insurance required to be maintained pursuant to the Lease. If required in order to provide such coverage, such policy shall be endorsed to insure against any loss or damage arising out of the performance of Tenant’s Work.

(c) Tenant’s Builder’s Risk Insurance. Tenant or Tenant’s general contractor shall obtain an “All Physical Loss” Builder’s Risk Insurance policy covering Tenant’s Work. The policy shall include Landlord as loss payee (where its interests appear), and the proceeds of all such insurance shall be applied to the performance of Tenant’s Work. The amount of insurance to be provided shall be one hundred percent (100%) of the replacement cost of Tenant’s Work.

(d) Additional Insureds. Except as otherwise required by the express terms of this Agreement, all such insurance policies required under this Agreement shall include
Exhibit B

Lease GoPro 4.16.26

Landlord and Landlord’s agents as additional insureds, except Workers’ Compensation Insurance, which shall contain an endorsement waiving all rights of subrogation against Landlord and its agents. None of the Tenant’s contractor’s and subcontractor’s insurance in which Landlord is required to be an additional insured shall not be reduced below the levels required by this Agreement or cancelled except upon 30 days’ prior written notice to Landlord. Tenant shall provide Landlord with certificates of insurance upon the execution of the Lease and prior to the commencement of Tenant’s Work. Such certificates shall evidence that such insurance complies with the requirements of this Section 7.

8.     As-Built Plans. Upon completion of Tenant’s Work, Tenant shall submit to Landlord two complete sets of as-built plans (one of which shall be in digital form and the other in paper form) and specifications describing all portions of Tenant’s Work.

9.     Ownership of Tenant’s Work. Tenant’s Work shall become part of the Premises and/or the Building (as applicable), shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

10.    Not Applicable to Additional Space. This Agreement is not applicable to any additional space added to the Premises at any time or from time to time, or to any extension terms, whether by any options under the Lease or otherwise.

11.    Risk of Loss. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property during the performance of Tenant’s Work, it being the parties’ intention that such risks shall be covered by Tenant’s insurance.

LANDLORD: PENLARK, L.P., a California limited partnership	TENANT: GoPro, Inc., a Delaware corporation
By: a Pell Development Company, Inc., a California corporation Its: General Partner By: /s/ Karen Pell Karen Pell, Chief Executive Officer	By: /s/ Brian Tratt Name: Brian Tratt Title: CFO

Exhibit B

Lease GoPro 4.16.26

EXHIBIT C
RULES AND REGULATIONS
1.    No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.
2.    Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises. No curtains, draperies, blinds shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in connection with any window of the Premises without the prior written consent of Landlord. o do so), Landlord may furnish and install a Building Standard window covering at all exterior windows.
3.    The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective Premises.
4.    Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.
5.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.
6.    Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.
7.    No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the Tenant.
Exhibit C

Lease GoPro 4.16.26

8.    Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.
9.    No cooking shall be done or permitted by Tenant on the Premises (except for heating of food in a microwave oven), nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging or for any improper, objectionable or immoral purposes.
10.    Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.
11.    Landlord will direct electricians as to where and how telephone and communications wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.
12.    On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, riot, mob, public excitement, or commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of the Building and property in the Building.
13.    Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.
14.    Intentionally Omitted.
15.    Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.
16.    Tenant shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent same.
Exhibit C

Lease GoPro 4.16.26

17.    Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.
18.    Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

19.    All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.
20.    Tenant has no right of access to the roof of the Building and will not install, repair or place any antenna, aerial, aerial wires, fan, air conditioner or other device on the roof of the Building without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. In any event, Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify, defend, protect and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees arising from any activities of Tenant or its agents, employees, contractors or invitees on the roof of the Building.
21.    Tenant will not use or permit to be used in the Premises or the Common Area any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve, and Tenant shall be liable for all damage to the Premises and the Common Area resulting from the use of any such equipment.
22.    Tenant will store all its trash and garbage within the Premises. No material will be placed in the trash boxes or receptacles if such material may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law, ordinance or rule governing such disposal.
23.    Tenant shall take all commercially reasonable measures reasonably requested by Landlord to achieve or upgrade the LEED status of the Building (excluding capital improvements or expenditures).
Exhibit C

Lease GoPro 4.16.26

EXHIBIT D
MOVING AND DELIVERY REGULATIONS
_____________________________________________________________________________
The intent of the moving rules and regulations is to provide an efficient moving and delivery procedure with the minimum of disturbance to other tenants and the operation of the building. The rules were created for the benefit of all tenants.
ANY MOVES THAT DO NOT ADHERE TO THE FOLLOWING RULES WILL NOT BE ALLOWED TO ENTER THE BUILDING OR WILL BE REQUIRED TO DISCONTINUE.
1.    HOURS
All moves must be coordinated with Pell Development Company. All moving will be done prior to 8:00am or after 5:30pm, Monday Friday, or all day on Saturday. Exceptions must be requested in advance from Pell Development Company
2.    PRIOR TO YOUR MOVE
Designate a company representative to coordinate your move. Generally this person should be on-site at the same time as the moving or delivery company. The moving company should be provided with the Tenant’s representatives after-hours telephone number.
New Tenants Designate a single point person to pick up your keys from Pell Development Company, 100 Smith Ranch Road, Suite 325, San Rafael, California.
Prior to the move, we suggest that Tenant and their moving company representative conduct a walk-through of the proposed moving route through the building common area. The condition of the tile, carpet, walls, doors, and frames should be noted at the time.
3.    INSURANCE
Your moving company must provide a Certificate of Insurance two weeks prior to the scheduled move. Your mover’s insurance carrier will be checked for acceptable rating. The certificate will be kept on file with Pell Development Company and the Certificate must indicate the moving company’s following policies:

a).     Workers Compensation in compliance with the laws of the State of California, including Employers Liability insurance;

b).     Commercial General Liability, Bodily Injury and Property Damage, including Project, Completed Operations coverage, Personal Injury and Advertising Injury
Exhibit D

Lease GoPro 4.16.26

coverage, and XCU, in an amount not less than $3,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate, and containing such other coverages as required by Landlord. Landlord shall be an additional insured under such insurance.

The Endorsement should read:
“As Additional Insured: PenLark, L.P. 100 Smith Ranch Road, Suite 325, San Rafael, CA 94903”
c).     Automobile Liability insurance on all owned, non-owned, hired, or leased automotive equipment used in the performance of the Work in amounts not less than $1,000,000.00 Combined Single Unit for bodily injury and property damage.

4.     PROTECTION OF BUILDING AREAS
•The moving company must provide and use clean masonite for floors and corridors, and must provide and use padding in the elevator and on the building door frames, the elevator frame, corners and other easily damaged areas. The masonite should not be taped to carpet, tile stone, etc. The moving company must take care to protect all walls and fixtures. Tenant is responsible for any damage to the building as a result of the move.
• Movers may NOT block building doors open.
•Movers must enter and exit Building through the rear entrance or side entrances. NO moves are allowed through the Front Entrance to the Building.
ANY DAMAGE TO THE BUILDING OR FIXTURES CAUSED BY THE MOVE
WILL BE REPAIRED BY THE BUILDING AND PAID FOR BY THE TENANT WHO MAY THEN SEEK REIMBURSEMENT FROM THEIR MOVING COMPANY.
5.    SECURITY
Upon completion of the move, Tenant is responsible for securing all buildings and suite doors.
Pell Development Company reserves the right to require Tenant to hire a security guard to monitor and observe the building entry doors during the move.
6.    If you have excess trash resulting from either the move in or out of the building, or during the term of the lease, you must pre-arrange removal of trash with Pell Development
Company. There is a charge, which will be determined by Landlord from time to time, for the janitor’s time to remove and dispose of the trash.
Exhibit D

Lease GoPro 4.16.26

7.    FOR TENANTS VACATING THE BUILDING
Forwarding Address - If you are moving out of the building, please give your forwarding address, phone number and the name of a contact person to Pell Development Company in the event we need to contact you.

Telephone equipment /cabling - If you are moving out of the building, you must arrange your telephone vendor to remove all telephone and date/computer equipment and cabling from the vacated suite and the building telephone closet. Any equipment left will be removed and disposed of at Tenant cost.
8.    MISCELLANEOUS
Delivery or removal of large items (e.g. furniture, files, cabinets, storage material, and office systems): Tenants are required to follow moving instruction listed above. Small items (e.g. paper supplies, coffee service, overnight mail services, messenger services) may be allowed during business hours.
9.    MOVING DATA SHEET
For moves in or out of the building, complete and return the Moving Data Sheet form at least two weeks prior to your scheduled move.
Exhibit D

Lease GoPro 4.16.26

PELL DEVELOPMENT COMPANY
MOVING DATA SHEET
__________________________________________________________________________
1.    Tenant Name (on Lease)     _____________________________________
2.    Moving FROM:          _____________________________________
    Moving TO:          _____________________________________
3.    Tenant Contact Person For Move:     ______________________________
         Office Phone ( ) ______________ 24 Hour Phone ( ) _____________
4.    Moving Company     ___________________________________________
                        (ATTACH CERTIFICATE OF INSURANCE)
         Moving Company Contact Person _______________________________
         24 Hour Phone ( ) _____________
5.    Date(s) of Move     From:____________________ To:______________
6.    Time(S) of Move     Start _________________
                   End _________________
(SEE ITEM 1. OF MOVING & DELIVERY REGULATIONS)
7.    General Description of Items to be moved: ____________________________________
__________________________________________________________________________
By signature below, Tenant acknowledges responsibility for any and all damage incurred as a result of the move, responsibility for supervision of the moving/Delivery Company, responsibility for costs of a security officer if necessary and Tenant acknowledges receipt of the Moving and Delivery Regulations and agrees to comply with all conditions of the property Moving and Delivery.
_____________________________________________________________________________
BY:     _____________________________     Title:     ________________________
(SIGNATURE)
Exhibit D

Lease GoPro 4.16.26

Print Name:     ________________________     Date:     ________________________
Exhibit D

Lease GoPro 4.16.26